UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Argan, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Church Street

Suite 201

Rockville, MD  20850

301-315-0027

fax 301-315-0064

www.arganinc.com

May 6, 2016

Dear Fellow Argan, Inc. Stockholder:

You are cordially invited to attend our 2016 Annual Meeting of Stockholders to be held on Thursday, June 23, 2016, at 11:00 a.m. local time, at the Cambria Hotel and Suites, 1 Helen Heneghan Way, Rockville, Maryland 20850. The matters to be acted upon at the meeting are described in detail in the accompanying notice of annual meeting of stockholders and proxy statement.

We are pleased to be using the Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders primarily over the Internet. As expressed in prior years, we believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and also help to conserve natural resources by reducing the use of paper. On or about May 16, 2016, we will mail our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2016 Proxy Statement and 2016 Annual Report and how to vote online. The Notice also includes instructions on how to request a paper copy of the proxy materials, including the notice of annual meeting, proxy statement, annual report and proxy card, if necessary.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to review our proxy materials and promptly cast your vote using the instructions provided in the Notice. You may vote your shares over the Internet or via a toll-free telephone number. Alternatively, if you requested or received a paper copy of the proxy materials by mail, you may vote over the Internet, you may vote by telephone, or you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting are contained in the Notice and proxy card.

As described in the accompanying proxy statement, the Company’s Board of Directors has approved the matters included in the proposals presented there, and believes that they are fair to, and in the best interests of, the Company’s stockholders. Thank you for your continued support of Argan, Inc. and I look forward to seeing you on June 23rd.

Very truly yours,

Rainer H. Bosselmann
Chief Executive Officer

Argan, Inc.

One Church Street, Suite 201

Rockville, Maryland 20850

Notice of
Annual Meeting of Stockholders
to Be Held on Thursday, June 23, 2016

To Our Stockholders:

Our 2016 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on June 23, 2016 at 11:00 a.m., local time, at the Cambria Hotel and Suites, 1 Helen Heneghan Way, Rockville, Maryland 20850, for the following purposes:

1.              To elect nine directors to our Board of Directors, each to serve until our 2017 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal;

2.              To approve our 2016 Executive Performance Plan for William F. Griffin, Jr.;

3.              To hold a non-binding advisory vote on our executive compensation (the “say-on-pay” vote);

4.              To ratify the appointment of Grant Thornton LLP as our independent registered public accountants for the fiscal year ending January 31, 2017; and

5.              To transact any other business that may properly come before the 2016 Annual Meeting of Stockholders or any adjournment or postponement of the meeting.

These items of business are more fully described in the accompanying proxy statement. Only stockholders of record at the close of business on April 25, 2016 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, please cast your vote via either the Internet, telephone or mail before the Annual Meeting so that your shares will be represented at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

David H. Watson
Corporate Secretary

Rockville, Maryland
May 6, 2016

Argan, Inc.

One Church Street, Suite 201

Rockville, Maryland 20850

Proxy Statement

May 6, 2016

The accompanying proxy is solicited on behalf of the Board of Directors (or the “Board”) of Argan, Inc., a Delaware corporation (referred to herein as “Argan” or the “Company”), for use at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 23, 2016, at 11:00 a.m., local time, at the Cambria Hotel and Suites, 1 Helen Heneghan Way, Rockville, Maryland 20850. This proxy statement for 2016 (the “Proxy Statement”) and the accompanying proxy card are being mailed starting on or about May 16, 2016 to stockholders of record on April 25, 2016. Our Annual Report on Form 10-K for the fiscal year ended January 31, 2016 (the “Annual Report”) is enclosed with the Proxy Statement. At the Annual Meeting, stockholders will be asked to consider and vote upon the following four matters, and to transact any other business that may properly come before the Annual Meeting.

1.              The election of nine directors to our Board of Directors, each to serve until our 2017 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal;

2.              The approval of our 2016 Executive Performance Plan for William F. Griffin, Jr.;

3.              The non-binding advisory approval of our executive compensation as described in this Proxy Statement (the “say-on-pay” vote); and

4.              The ratification of the appointment of Grant Thornton LLP as our independent registered public accountants for the fiscal year ending January 31, 2017.

If a proxy is properly executed and returned to the Company via either the Internet, telephone or mail in time for the Annual Meeting and is not revoked prior to the time it is exercised, the shares represented by the proxy will be voted in accordance with the directions specified therein for the matters listed on the proxy card.  Unless the proxy specifies that it is to be voted against or is an abstention on a listed matter, proxies will be voted “FOR” the election to our Board of Directors of each of the nine nominees identified in Proposal 1; “FOR” Proposals 2, 3 and 4; and otherwise in the discretion of the proxy holders as to any other matter that may be properly brought before the Annual Meeting.

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

Internet Availability of Proxy Materials

As permitted by rules of the Securities and Exchange Commission (the “SEC”), we are making our Proxy Statement and Annual Report available to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each stockholder. We believe that this process will expedite stockholders’ receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources.

On or about May 16, 2016, we will begin mailing to each stockholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review the proxy materials on the Internet, including our Proxy Statement and Annual Report for the current year, and how to access an electronic proxy card to vote on the Internet or by telephone. The Notice will also contain instructions on how to receive a paper copy of the proxy materials. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

If the shares you own are held in “street name” by a bank or brokerage firm, they may provide you with a Notice. Follow the instructions on that Notice to access our proxy materials and vote online, or to request a paper copy of our proxy materials. If you received these materials in paper form, the materials should include a voting instruction card so you can instruct your broker, bank or other holder of record how to vote your shares.

Voting

Each stockholder is entitled to one vote for each share of Argan, Inc. common stock (“Common Stock”) that the stockholder owns as of April 25, 2016 with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Record Date

Only stockholders of record at the close of business (5:00 p.m. EDT) on April 25, 2016 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.  Stockholders of record will be entitled to one vote for each share of Common Stock held. For information regarding holders of more than 5% of the outstanding Common Stock, see the Principal Stockholders chart included herein.

Outstanding Shares

At the close of business on the Record Date, April 25, 2016, there were 14,858,469 shares of Common Stock outstanding. The closing price of our Common Stock on the Record Date, as reported by the New York Stock Exchange (“NYSE”), was $33.37 per share.

Quorum; Effect of Abstentions and “Broker Non-Votes”

A majority of the shares of Common Stock outstanding on the Record Date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If stockholders indicate on their proxy card that they wish to abstain from voting, including brokers holding their customers’ shares of record who cause abstentions to be recorded, these shares are considered present and entitled to vote at the Annual Meeting. These shares will count toward determining whether or not a quorum is present. However, these shares will not be taken into account in determining the outcome of any of the proposals.

If a stockholder does not give a proxy to his/her broker with instructions as to how to vote the shares, the broker has authority under NYSE rules to vote those shares for or against “routine” matters, such as the ratification of Grant Thornton LLP as our independent registered public accountants. Brokers cannot vote on their customers’ behalf on “non-routine” proposals. If a broker votes shares that are unvoted by its customers for or against “routine” proposals, these shares are counted for the purpose of determining the outcome of such “routine” proposals as well as for the purpose of establishing a quorum.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker holding shares in street name for the beneficial owner thereof does not receive voting instructions from the beneficial owner, and (2) the broker lacks discretionary authority to vote the shares. Banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals. Therefore, broker non-votes are not counted for the purpose of determining whether stockholders have approved these types of matters. For the purpose of determining whether stockholders have approved a matter, abstentions are treated as shares present or represented.

Among other matters, the NYSE rules do not grant brokers discretionary authority to vote on the election of directors, the amendment of stock option plans or any proposal to approve the compensation of named executive officers. Therefore, if you hold your shares of Common Stock in street name and do not provide voting instructions to your broker, your shares will not be voted in these matters. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted in these matters. Please follow the instructions set forth in the Notice provided by your bank or broker.

The effects of broker non-votes and abstentions (i.e. if you or your broker mark “ABSTAIN” on a proxy card) on the counting of votes for each proposal are described below.

Voting Rights; Required Vote

Holders of Common Stock are entitled to one vote for each share held as of the Record Date. The votes required to approve each proposal are as follows:

• Election of Directors.  Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors which is considered a “non-routine” matter. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

• Approval of the 2016 Executive Performance Plan for William F. Griffin, Jr. Approval of this “non-routine” matter requires the affirmative vote by holders of at least a majority of the shares of Common Stock who attend the Annual Meeting in person, or are represented at the Annual Meeting by proxy. Abstentions will have the effect of a vote against this proposal, while broker non-votes will not be taken into account in determining the outcome of the vote on this proposal.

• The Say-on-Pay Vote. This matter is considered “non-routine.” As such, approval of the say-on-pay proposal requires the affirmative vote by holders of at least a majority of the shares of Common Stock who attend the Annual Meeting in person, or are represented at the Annual Meeting by proxy. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be taken into account in determining the outcome of the vote on this matter.

• Ratification of Accountants. Approval of this proposal, which is considered to be “routine,” requires the affirmative vote by holders of at least a majority of the shares of Common Stock who attend the Annual Meeting in person, or are represented at the Annual Meeting by proxy. Abstentions will have the effect of a vote against this proposal, while broker non-votes will not be taken into account in determining the outcome of the vote on this proposal.

Proxies solicited by our Board of Directors will be voted in accordance with the directions given therein. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Where no instructions are indicated, proxies will be voted in accordance with the recommendations of the Board of Directors with respect to the proposals described herein.

Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the Annual Meeting and will be counted as present for purposes of determining whether a quorum is present. The inspector of elections will treat broker non-votes as present and entitled to vote for purposes of determining whether a quorum is present.

Our Named Executive Officers (refer to “Executive Compensation” hereafter in this Proxy Statement) and the members of our Board of Directors will vote the shares of Common Stock beneficially owned or controlled by them (representing approximately 9.51% of the shares of Common Stock issued and outstanding as of January 31, 2016) in favor of each of the proposals discussed above.

Voting of Proxies

If you complete and return a proxy pursuant to the appropriate instructions, it will be voted in accordance with the specifications made on the proxy card. If no specification is made on a submitted proxy, the shares represented by the proxy will be voted “FOR” the election to the Board of Directors of each of the nine nominees named on the proxy card; “FOR” Proposals 2, 3 and 4; and otherwise at the discretion of the proxy holders for any other matter that may be properly brought before the Annual Meeting. If you attend the Annual Meeting, you may also vote in person, and any previously submitted votes will be superseded by the vote you cast in person at the Annual Meeting.

Adjournment of Meeting

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit solicitation of proxies. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting.

Expenses of Soliciting Proxies

After the original mailing of the proxy cards and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our Common Stock forward copies of the proxy cards and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. We may reimburse brokers, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

We and/or our agents may also solicit proxies by mail, telephone, telegraph, facsimile, e-mail or in person.  The other expenses of solicitation, including the cost of printing and mailing, will be paid by us.

Revocability of Proxies

Any person submitting a proxy via the Internet, telephone or mail has the power to revoke it at any time before it is voted. A proxy may be revoked by submitting a properly completed proxy with a later date, by delivering a written notice of revocation to Continental Stock Transfer & Trust Company (our stock transfer agent) at 17 Battery Place, New York, New York 10004 or to the Corporate Secretary at Argan, Inc., One Church Street, Suite 201, Rockville, Maryland 20850, or by attending the Annual Meeting and voting in person.

The mere presence at the Annual Meeting of a stockholder who has previously appointed a proxy will not revoke the appointment. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the Common Stock and that the broker, bank or other nominee is not voting the shares at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The members of our Board of Directors are elected annually and hold office until the next annual meeting of stockholders and until their successors have been elected and shall have been qualified.  Vacancies and newly-created directorships resulting from any increase in the number of authorized directors may be filled by a majority vote of the directors then in office.

At the Annual Meeting, our stockholders are being asked to elect nine individuals to our Board of Directors, all of whom currently serve in that capacity. Unless a stockholder withholds authority, the holders of proxies representing shares of Common Stock will vote “FOR” the election of each of the nominees listed below.

Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or for good cause will not serve as a member of our Board of Directors. However, if a nominee shall be unavailable for any reason, then the proxies may be voted for the election of such person as may be recommended by the Board of Directors.

Directors/Nominees

The names of the nominees, their ages as of April 30, 2016, and certain information about them are set forth below:

Name	Age	Position
Rainer H. Bosselmann	73	Chairman of the Board
Henry A. Crumpton	59	Director
Cynthia A. Flanders	61	Director
Peter W. Getsinger	64	Director
William F. Griffin, Jr.	61	Director
William F. Leimkuhler	64	Director
W.G. Champion Mitchell	69	Director
James W. Quinn	58	Director
Brian R. Sherras	58	Director

Rainer H. Bosselmann.  Mr. Bosselmann has been a director and Chairman of the Board of Directors since May 2003 and our Chief Executive Officer since October 2003.  Mr. Bosselmann was a director and Vice Chairman of the Board from January 2003 to May 2003.  Mr. Bosselmann was Chairman of the Board, Chief Executive Officer and a director of Arguss Communications, Inc. (“Arguss”), a telecommunications infrastructure company listed on the New York Stock Exchange, from 1996 through 2002 and President of Arguss from 1997 through 2002.  Mr. Bosselmann served as a director of The Roberts Company, formerly a privately owned firm, from 2008 until December 2015 when it was acquired by us. Mr. Bosselmann served as a director of Midasco LLC from 2008 until 2011 and Morgan Contracting Inc. from 2010 until 2013, both privately owned firms.

Mr. Bosselmann’s long tenure as CEO and Chairman positions him to contribute to the Board his extensive knowledge of the Company, its history and development, and to provide critical continuity to the Board of Directors.  As CEO of Arguss and then the Company, he has developed substantial expertise in managing public companies with diverse and remotely-located business operations, and in identifying, executing and integrating acquisitions. He possesses the leadership skills that are important to the Board of Directors and the Company.

Henry A. Crumpton. Ambassador Crumpton has been a member of our Board of Directors since February 2008. Ambassador Crumpton has been President of the Crumpton Group since February 2007. He was Ambassador-at-Large for Counterterrorism at the United States Department of State from August 2005 to February 2007. Ambassador Crumpton was Chief of the National Resources Division at the Central Intelligence Agency from 2003 to August 2005.

Ambassador Crumpton’s distinguished career as a senior official for a variety of federal agencies in various positions has provided him with extensive experience in executive management. He has demonstrated success in assembling teams of diverse, high-level individuals and in directing their efforts to achieve specific objectives. In addition, the Board values his expertise and experience with the development, coordination and implementation of important organizational policies.

Cynthia A. Flanders. Ms. Flanders has been a member of our Board of Directors since April 2009 and was our Chief Financial Officer during the calendar year 2015.  Since October 2013, she has served as a Senior Advisor for Verit Advisors LLC, an independent investment bank advisory firm that specializes in ESOPs and other ownership transitions.  In 2009, she founded Skipjack Partners LLC, a women-owned consultancy doing business as Manage Fearlessly, an internet resource for managers and entrepreneurs. From 1975 through 2009, Ms. Flanders held a series of positions of increasing responsibility with Bank of America and its predecessor organizations (the “Bank”). Ultimately, she served as the Global Commercial Banking Executive for the Bank’s Mid-Atlantic region overseeing eight commercial banking markets and over 80 client teams delivering a full array of financial services to over 6,000 small, middle market and micro cap clients in the Mid-Atlantic region.

With her long career at the Bank, Ms. Flanders brings to the Board and the Company considerable experience in executive management and strategic planning, as well as expertise in financial analysis, capital structuring and due diligence investigations.  Her many years of lending to businesses in the Mid-Atlantic region have provided her with a unique understanding of our business and the construction industry. In addition, she represents an important resource for consultation regarding commercial banking matters.

Peter W. Getsinger. Mr. Getsinger has been a member of our Board of Directors since his appointment in November 2014. Mr. Getsinger is the managing partner, founder, and chief investment officer of Nexstar Capital Partners LLC (a SEC registered firm), an alternative investment management firm that is focused on investing in emerging markets with a primary concentration in Latin America. The firm commenced operations in March of 2004, receiving its initial investment capital from the Griswold family, formerly the controlling shareholders of Alex Brown in Baltimore. In 2005, the firm acquired an ownership interest (2007) in Electro Dunas S.A. (an electricity distributor servicing the southwest of Peru and one of four privatized distribution companies in that country). Mr. Getsinger served as a board member or senior advisor of Electro Dunas from 2007 to 2016.

Prior to forming Nexstar, Mr. Getsinger was head of global investment banking for Latin America at Deutsche Bank. He held the same role at Bankers Trust Company in addition to running the global project finance business. He previously served as Senior Vice President and head of fixed income sales for the UK, Europe, and Middle East at Lehman Brothers. Mr. Getsinger is also a former director and owner of GPU Argentina Holdings, Inc.

Mr. Getsinger brings a significant amount of business experience to our Board along with deep financial and diverse banking expertise. Because of his experience with Electro Dunas S.A., he provides additional power industry knowledge to the Board. Mr. Getsinger has a strong background in international markets and his leadership in providing global investment banking services will be valuable to the Board in matters relating to strategic planning and potential overseas expansion.

William F. Griffin, Jr.  Mr. Griffin was appointed to the Board of Directors in April 2012. He is a co-founder of Gemma Power Systems, LLC and its affiliated companies (“Gemma”), all wholly-owned subsidiaries of Argan since their acquisition in December 2006.  Mr. Griffin is a veteran of power plant construction with over 35 years of related experience. He has been Vice Chairman of Gemma since November 2007 and Chief Executive Officer of Gemma since September 2008. From September 2008 to January 2009, he was also President of Gemma. From December 2006 to November 2007, he was Chief Executive Officer of Gemma. Under Mr. Griffin’s leadership, Gemma has broadened its activities into the growing renewable energy industry by providing engineering, procurement and construction services to the owners of alternative energy power plants, including biomass, wind and solar facilities. The revenues of Gemma represented approximately 90% of our consolidated revenues for the year ended January 31, 2016 (“Fiscal 2016”).

Mr. Griffin has significant senior executive experience in the energy-related construction sector. Also, as a member of the senior management of one of our operating companies, Mr. Griffin contributes an in-depth understanding of our business not easily attainable by an outside member of our Board. Based on the extent of his experience, the Board of Directors benefits from Mr. Griffin making important and savvy contributions to its deliberations regarding our strategic direction, our commitment to certain business development efforts and the identification of future construction project opportunities.

William F. Leimkuhler.  Mr. Leimkuhler has been a member of our Board of Directors since June 2007. He has been General Counsel and Director of Business Development of Paice Corporation, a privately held developer of hybrid electric powertrains, since 1999. Mr. Leimkuhler also advises a number of technology-based companies on business, financial and legal matters. From 1994 through 1999, he held various positions with Allen & Company LLC (“Allen”), a New York investment banking firm, initially serving as the firm’s General Counsel. Prior to that, Mr. Leimkuhler was a corporate partner with the New York law firm of Werbel & Carnelutti. In November 2013, Mr. Leimkuhler joined the board of directors of Northern Power Systems Corp. (TSX: NPS), which designs, manufactures and services wind turbines, and was appointed chairman in December 2013. He serves on the audit and compensation committees of this board. Mr. Leimkuhler is also the lead director of U.S. Neurosurgical, Inc. (OTCBB: USNU). He served as a director of Integral Systems, Inc. (NASDAQ: ISYS) and Speedus Corp. (NASDAQ: SPDE) for over five (5) years until 2011.

The experience that Mr. Leimkuhler has developed as a legal executive with an investment banking firm, a securities law firm partner and a board member for other public companies makes him a valuable member of our Board, and a well-qualified Audit Committee chairman. He is a respected source of legal guidance to the members of the executive management team and the members of our Board of Directors and provides special insight to them on matters relating to financial reporting and corporate governance requirements.

W.G. Champion Mitchell.  Mr. Mitchell has been a member of our Board of Directors since October 2003.  From January 2003 until March 2008, Mr. Mitchell was Chairman of the Board and Chief Executive Officer of Network Solutions, Inc. which was engaged in the creation, marketing and management of digital identity and web presence products.  Mr. Mitchell currently serves as a director of two privately-held companies, Direct Brands, Inc. and The 41st Parameter, Inc. He is also a member of the board of governors for RTI International, a leading independent, nonprofit research and development organization, and for the University of North Carolina system that controls all state owned universities and operates the largest hospital system in the state.

Mr. Mitchell brings to the Board business leadership skills honed as a former chief executive officer for a series of companies. This background makes him a valuable source of advice and consultation for the management team and the other members of the Board as we address the contemporary issues facing public companies today. His many years of experience as a corporate executive and his length of service on our Board provide him with a unique capability to assess the needs of the Board and to evaluate the value of potential Board members, and with substantial insight into management, operational and financial matters, and knowledge of market conditions and trends.

James W. Quinn.  Mr. Quinn has been a member of our Board of Directors since May 2003.  Mr. Quinn is currently a Managing Director of Allen. Since 1982, Mr. Quinn has served in various capacities at Allen and its affiliates, including head of the Corporate Syndicate Department and Chief Financial Officer for approximately ten years. Mr. Quinn served as a director of Arguss from 1999 through 2002. He also serves as a director on the boards of several privately held companies in connection with Allen’s investment in the companies and several charitable organizations.

Mr. Quinn’s experience with financial and investment banking matters at Allen and his terms of service on the boards of the Company and Arguss make him a valued member of our Board and chair of the Board’s Compensation Committee. His many years of experience allow him to counsel the Board on matters such as executive compensation, mergers and acquisitions, capital structure, financings and strategic planning and to provide insightful views on public company reporting matters and general business trends.

Brian R. Sherras.  Mr. Sherras was appointed to our Board of Directors in March 2012. He holds the position of Director - Sales and Business Development for Atlantic Projects Company Ltd. (“APC”), formerly a management-owned limited liability company registered in Ireland that provides construction, engineering and maintenance services to the power generation sector with a historical focus on the installation of gas and steam turbines for combined cycle natural gas-fired power plants. APC was acquired by us in May 2015. Mr. Sherras is responsible for global sales and business development. Prior to joining APC in 1999, he held a succession of technical and management positions with the Power Systems group of General Electric Company.

The significance of Mr. Sherras’ experience in our industry makes him an important member of our Board of Directors as we consider various opportunities to expand our business. His wealth of knowledge about the construction of turbine-based power plants, especially overseas projects, is a valuable element in the spectrum of business experience represented by the members of our Board of Directors.

Composition of Board of Directors

The number of directors which shall constitute the whole Board of Directors shall be not less than four or more than ten. The nine current directors will stand for re-election at the Annual Meeting as described in this Proxy Statement.

Director Attendance at the Annual Meeting

All of our directors attended last year’s annual meeting, and we expect that all of our directors will attend this year’s Annual Meeting.

Board of Directors Meetings and Committees

During Fiscal 2016, the Board of Directors met five (5) times, and acted by unanimous written consent on five (5) other occasions. All Board members were present for the meetings held during the year or participated by telephone conference.

Currently, the Board has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating/Corporate Governance Committee. The functions of each of these committees and their members are specified below. The latter three committees operate under updated written charters which were reviewed and affirmed by the Board in June 2013 in order to meet the requirements of the New York Stock Exchange Listed Company Manual. These charters, as well as the Board’s Governance Guidelines, are available on our website at www.arganinc.com.

The members of the Executive Committee are Messrs. Bosselmann (who is the chairman of this committee), Mitchell and Quinn.  This committee is authorized to exercise the general powers of the Board of Directors in managing the business and affairs of the Company between meetings. It was not necessary for the Executive Committee to hold any meetings during Fiscal 2016.

The members of the other three currently standing committees are identified in the following table.

Director	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee
Henry A. Crumpton			Member
Peter W. Getsinger	Member	Member
William F. Leimkuhler	Chairman	Member
W.G. Champion Mitchell	Member		Chairman
James W. Quinn		Chairman	Member

The Board has determined that the following members of the Board are independent directors, as such term is defined in Section 303A of the NYSE Listed Company Manual:  Messrs. Getsinger, Leimkuhler, Mitchell, Quinn, and Ambassador Crumpton. The independent directors meet from time to time in executive session without the other members.

Audit Committee. During Fiscal 2016, the Audit Committee met five (5) times by telephone conference. All members participated in each of these meetings, except that Mr. Mitchell missed one meeting. The members of the Audit Committee are all independent directors under applicable SEC and stock exchange rules.  In addition, the Board of Directors has determined that at least one of the independent directors serving on the Audit Committee, Mr. Leimkuhler, is an audit committee financial expert, as that term has been defined by Item 407 of Regulation S-K.

The original written charter of the Audit Committee was adopted in October 2003. The charter was most recently updated and approved by the Board in June 2013. The Audit Committee assists the full Board of Directors in its oversight responsibilities relating to the integrity of our published consolidated financial statements, our financial disclosure controls and our system of internal control over financial reporting. This group considers and approves the employment of, and approves the fee arrangements with, independent registered public accountants for audit and other nonaudit services.

The Audit Committee meets with members of management and representatives of our independent registered public accounting firm in order to review the overall plan for the annual independent audits including the scope of audit testing and any other factors that may affect the effectiveness of the audits. The Audit Committee discusses with management and the auditors our major financial and operating risks, the steps that management has taken to monitor and manage such exposures, the results of the quarterly reviews and annual audits and any other matters required to be communicated to the Audit Committee pursuant to generally accepted auditing standards, the securities laws or listing standards. At the end of each of the first three quarters and subsequent to year-end, the members of the Audit Committee meet with management and the independent auditors to review the adequacy and accuracy of the information included in the applicable SEC filing including the disclosures made in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of each filing.

The expanded responsibilities of the Audit Committee now include requirements to meet with representatives of our internal auditing firm in order to review the scope of its annual audit plan and the results of its testing including the identification of any significant deficiencies or material weaknesses in the system of internal control over financial reporting and the discovery of any fraud regardless of materiality.

In addition, the Audit Committee maintains our procedures covering the receipt, retention and treatment of complaints we receive regarding accounting, internal controls or auditing matters, and the confidential or anonymous submissions by employees expressing concerns regarding questionable accounting or auditing practices.

Compensation Committee. The members of the Compensation Committee held telephone discussions during and subsequent to Fiscal 2016, primarily to evaluate the elements of compensation for our executive officers, and to make decisions regarding the award of cash bonuses and the granting of options to purchase shares of our Common Stock. The committee members considered the performance of our Company for Fiscal 2016, and reviewed the individual performance and achievements of each executive during the year. The committee members agreed that the executives performed well in all areas of our business during the year including the management of the operations of our wholly-owned subsdiary, Gemma. In particular, the Compensation Committee members noted the significant progress made during the year on our largest power-plant construction projects and the development of potential new business. It was also recognized that the executive team invested considerable time and effort in the due diligence investigations, closings and integration of the acquired companies. Further, the committee members acknowledged that the continued and dedicated service of Mr. Griffin would be particularly crucial to our future success.

For Fiscal 2016, the review of the individual performance and achievements of Mr. Griffin, the chief executive officer of Gemma, and Mr. Daniel L. Martin, Gemma’s president, resulted in the committee’s approval of cash bonus payments to Mr. Griffin and Mr. Martin in the amounts of $3,000,000 (including Mr. Griffin’s contractual annual minimum bonus amount of $400,000) and $525,000, respectively. The review also resulted in the payment of cash bonus awards to Mr. Bosselmann, our Chief Executive Officer, and Ms. Cynthia A. Flanders, our former Chief Financial Officer, in the amounts of $175,000 and $170,000, respectively, and the award to Mr. Bosselmann of nonqualified options to purchase 50,000 shares of our Common Stock. These actions were ratified by the independent members of the Board.

The members of the Compensation Committee are independent directors under applicable stock exchange rules.  No member of the Compensation Committee has ever been an officer or employee of the Company.

The written charter for the Compensation Committee, which was originally adopted in April 2004, was updated in June 2013. The Compensation Committee is responsible for implementing and reviewing executive compensation plans, policies and programs in an effort to ensure the attraction and retention of executive officers in a reasonable and cost-effective manner, to motivate their performance in the achievement of our business objectives and to align the interests of executive officers with the long-term interests of our stockholders.  To that end, it is the responsibility of the Compensation Committee to develop and approve periodically a general compensation plan and salary structure for our executive officers that considers business and financial objectives, industry and market pay practices and/or such other information as may be deemed appropriate.  It is the responsibility of the Compensation Committee to review and recommend for approval by the independent directors of the full Board of Directors the compensation (salary, bonus and other compensation) of our Chief Executive Officer, to review and approve the compensation (salary, bonus and other compensation) of our other Named Executive Officers, and to review and approve perquisites offered to our Named Executive Officers.  The Compensation Committee shall also review and approve corporate goals and objectives relevant to the compensation of our Named Executive Officers, evaluate performance in light of the goals and objectives, and review and approve all employment, retention and severance agreements for our Named Executive Officers.

The Compensation Committee acts on behalf of the Board of Directors in administering compensation plans approved by the Board and/or the stockholders (including the Argan, Inc. 2011 Stock Plan (“2011 Stock Plan”)) in a manner consistent with the terms of such plans, reviews and makes recommendations to the Board of Directors with respect to new compensation, incentive and equity-based plans, and reviews and makes recommendations to the Board on changes in major benefit programs for our Named Executive Officers.  The Compensation Committee also reviews the management succession program for the Chief Executive Officer and selected other executive officers.

Nominating/Corporate Governance Committee. The initial written charter of the committee now known as the Nominating/Corporate Governance Committee was adopted in April 2004, and it was also updated in June 2013. Pursuant to its expanded duties and responsibilities, this committee provides oversight of our corporate governance affairs including the consideration of risks, and assesses the full Board’s performance annually in accordance with procedures established by it.

This committee has been primarily responsible for identifying individuals qualified to become members of our Board of Directors, and for recommending to the Board of Directors the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and the persons to be elected by the Board of Directors to fill any vacancies on the Board. It was recommended by this committee that Mr. Getsinger be appointed to the Board of Directors.

The Nominating/Corporate Governance Committee considers the gender and ethnic diversity of the Board of Directors and uses certain other selection criteria as a guide in its selection process including the following: (i) nominees should have a reputation for integrity, honesty and adherence to high ethical standards; (ii) nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term business objectives and should be willing and able to contribute positively to our decision-making process; (iii) nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board of Directors and its committees; (iv) nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders; and (v) nominees should not have, or appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director. Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

The Nominating/Corporate Governance Committee is also responsible for reviewing with the Board of Directors, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole. The Board of Directors believes that the Board, as a whole, should include individuals with a diverse range of experience to give the Board both depth and breadth in the mix of skills represented for the benefit of our stockholders. To that end, the Board endeavors to include in its overall composition an array of targeted skills that complement one another rather than requiring each director to possess the same skills, perspective and interests. Accordingly, this committee and the full Board consider the qualifications of directors and director nominees both individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

The group will consider nominees for the Board of Directors recommended by stockholders.  Nominations by stockholders must be in writing, must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years, and a representation that the nominating stockholder is a beneficial or record owner of our Common Stock. Any such submission must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. This committee is required to review the qualifications and backgrounds of all directors and nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of the Board of Directors. Nominations must be delivered to the committee’s attention at our headquarters address.

Board Leadership and Risk Oversight

Mr. Bosselmann, our Chief Executive Officer, currently serves as the Chairman of our Board of Directors. Mr. Griffin and Mr. Sherras are also members of management. Five of the nine members of the Board are considered to be independent based on the Board’s consideration of our independence standards and the applicable New York Stock Exchange independence standards including the requirements set forth in Section 303A.02(a)(ii) of the NYSE Listed Company Manual. The Board believes that its current leadership structure provides independent Board leadership and engagement while also deriving the benefit of having our Chief Executive Officer serve as Chairman of the Board. The Board has determined that Mr. Bosselmann, the individual with primary responsibility for managing the Company’s day-to-day operations, is best positioned to chair regular Board meetings and to lead and facilitate discussions of key business and strategic issues.

The Board periodically reviews the structure of the Board. As set forth in our bylaws, the Board is empowered to choose any one of its members (and not just the Chief Executive Officer) as Chairman of the Board. The Board believes that we have best corporate practices in place to ensure that the Company maintains a strong and independent Board, the highest standards of corporate governance and the continued accountability of the Chief Executive Officer to the Board. This structure is evidenced by the composition of the current Board of Directors and its Audit, Compensation and Nominating/Corporate Governance Committees.

All of the members of such committees are independent directors. Consequently, independent directors directly oversee critical matters such as the remuneration policy for executive officers, succession planning, our corporate governance guidelines, policies and practices, the director nomination process, our corporate finance strategies and initiatives, and the integrity of our consolidated financial statements and internal control over financial reporting.

Mr. Quinn has been designated by the Board as the lead independent director. As the primary liaison between the Chairman of the Board and the independent directors, his documented duties and responsibilities include (1) approving Board meeting schedules and agendas; (2) approving the type of information provided to the directors in connection with each meeting of the Board; (3) presiding over all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; (4) providing feedback to the Chairman of the Board on issues considered at such meetings; (5) calling meetings of the independent directors when deemed necessary and appropriate; and (6) performing such other duties as the Board from time to time may determine.

One of the Board’s key functions is oversight of our risk management process. The Board administers its oversight function directly through the Board as a whole, which has the ultimate oversight responsibility for the risk management process, as well as through the standing Audit, Compensation and Nominating/Corporate Governance Committees that address risks inherent in their respective areas of oversight. The whole Board monitors the effectiveness of our corporate codes of conduct and ethics, including whether they are successful in preventing wrongful conduct, and risks associated with the independence of its members, potential conflicts of interest and succession planning.

Our Audit Committee considers and discusses our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment, risk management and our insurance program is undertaken.  The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of the internal assessments of our system of internal control over financial reporting and the audits conducted by our independent registered public accountants.

The Compensation Committee administers our stock plans, and reviews and recommends the salaries and bonuses paid to the Named Executive Officers while assessing whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The independent directors of the full Board approve the salary and bonus amounts paid to Named Executive Officers and approve all stock option awards. Senior management reports on enterprise risks issues, including operational, financial, legal and regulatory, and strategic and reputation risks, to the appropriate committee or to the full Board.

The entire Board and the committees receive reports on areas of material risk and, for each committee, the committee’s area of oversight, from senior management, our internal audit firm, our independent registered public accountants, outside counsel, and other members of management and professional advisors.  When one of the committees receives any such report, the chairman of the committee reports on the discussion to the full Board of Directors at the next Board meeting.  This process enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

In June 2014, the Board of Directors adopted a set of governance guidelines which are intended to provide a framework within which the Board conducts its business. Among other items, the guidelines describe the basic responsibilities of a member of our Board and the requirements for the conduct of Board and committee meetings. As stated above, these governance guidelines are available on our website at www.arganinc.com.

Compensation of Directors

Each non-employee member of our Board of Directors receives an annual fee of $20,000, plus $300 for each formal Board or committee meeting attended. Members of the Audit Committee receive an additional annual fee of $5,000. Directors are reimbursed for reasonable expenses actually incurred in connection with attending each formal meeting of the Board of Directors or any committee thereof.  Directors are also eligible for the award of options to purchase shares of our Common Stock.

The following table summarizes the fees and other compensation for the non-employee members of our Board of Directors for Fiscal 2016, including the amounts paid or awarded to Mr. Sherras prior to our acquisition of Atlantic Projects Company Limited on May 29, 2015, and Ms. Flanders subsequent to her serving as our Chief Financial Officer during the calendar year 2015:

Name	Fees	Stock Option Awards (1)	All Other Compensation	Total Compensation

Henry A. Crumpton	$21,200	$83,300	$—	$104,500
Cynthia A. Flanders	300	83,300	—	83,600
Peter W. Getsinger	27,400	83,300	—	110,700
William F. Leimkuhler	27,400	83,300	—	110,700
W.G. Champion Mitchell	27,100	83,300	—	110,400
James W. Quinn	21,200	83,300	—	104,500
Brian R. Sherras	10,500	—	—	10,500

(1)         Amounts represent the aggregate award date fair value computed in accordance with generally accepted accounting principles in the United States (“GAAP”), and reflect the assumptions discussed in Note 16 — Stock-Based Compensation of our consolidated financial statements included in Item 8 of our Form 10-K Annual Report for Fiscal 2016.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE NOMINATED DIRECTORS

PROPOSAL NO. 2

APPROVAL OF THE 2016 EXECUTIVE PERFORMANCE PLAN FOR WILLIAM F. GRIFFIN, JR.

Introduction

At its April 13, 2016 meeting, the Board of Directors unanimously approved the material terms of the performance goals and amended employment agreement for William F. Griffin, Jr. (“2016 Executive Performance Plan”), effective as of February 1, 2016. The performance goals under the 2016 Executive Performance Plan are subject to the approval by the Company’s stockholders at the Annual Meeting.  A summary of the 2016 Executive Performance Plan is included below. A summary of William F. Griffin, Jr.’s Second Amended and Restated Employment Agreement (the “Employment Agreement”) is included on page 30 of this Proxy Statement and the complete text of the Employment Agreement may be found in the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2016, which is incorporated herein in its entirety.  Stockholders are urged to review it together with the following information.

Purpose

The purposes of the 2016 Executive Performance Plan are to provide competitive total cash compensation opportunities based on corporate and individual performance; reinforce the communication of the Company’s mission, objectives and goals; enhance the Company’s ability to motivate, reward and retain its key employee, Mr. Griffin; and enhance stockholder value by increasing income tax efficiencies.

Tax Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount the Company may deduct in any one year for compensation paid to its chief executive officer and each of its other three most highly-compensated executive officers (excluding the Chief Financial Officer).  There is, however, an exemption to this limit for certain “qualified performance-based compensation.”  Awards made pursuant to the 2016 Executive Performance Plan that constitute qualified performance-based compensation are not subject to the deductibility limitation of Section 162(m) of the Code and the relevant income tax regulations.  However, in order to continue to qualify for this exemption, among other things, stockholders must approve the material terms of the performance goals of the 2016 Executive Performance Plan. To the extent that the Compensation Committee of the Board of Directors has the authority to change the targets with respect to the performance goals, stockholders would have to reapprove such goals in the fifth year following the year in which the performance goals were first approved by the stockholders.  If the performance goals are not approved by stockholders, the 2016 Executive Performance Plan will continue in effect; however, in accordance with Section 162(m) of the Code, the Company’s ability to deduct performance-based compensation under the 2016 Executive Performance Plan will be limited to $1,000,000.

Performance Goals

To the extent that awards granted under the 2016 Executive Performance Plan are intended to be “qualified performance-based compensation” under Section 162(m) of the Code, and therefore to be deductible by the Company, the three performance goal metrics selected by the Board of Directors are Adjusted EBITDA (as defined in the Employment Agreement) of our wholly-owned subsidiary, Gemma Power Systems, LLC, its safety performance, and success fees related to developmental efforts.

Administration

The 2016 Executive Performance Plan will be administered by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee shall be an “outside director” within the meaning of Section 162(m) of the Code. The Compensation Committee has the authority to interpret the 2016 Executive Performance Plan and maintain administrative guidelines and procedures relating to the 2016 Executive Performance Plan. The determinations of the Compensation Committee are final, binding and conclusive upon all persons.

Payments

As soon as practicable after the end of each fiscal year, the Compensation Committee will certify in writing the extent to which the performance goals have been achieved and whether any other relevant terms of the awards have been satisfied. Awards will be paid in cash no later than two and a half months following the end of the fiscal year to which the award relates.

Term of the 2016 Executive Performance Plan

The 2016 Executive Performance Plan shall remain in effect until January 31, 2021, unless terminated earlier by the Compensation Committee.

Amendment

The Compensation Committee may, at any time, amend any or all of the provisions of the 2016 Executive Performance Plan or suspend or terminate it entirely. No amendment, suspension or termination may reduce the rights of Mr. Griffin under an award without his consent.

2016 Executive Performance Plan Benefits

As discussed above, awards under the 2016 Executive Performance Plan will be based upon performance goal measures established no later than April 30, 2016 with respect to the fiscal year ending January 31, 2017 and to be established with respect to future fiscal years. It is not presently possible to determine the benefits or the amounts that will be granted to Mr. Griffin under the 2016 Executive Performance Plan in the future.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF

THE 2016 EXECUTIVE PERFORMANCE PLAN FOR WILLIAM F. GRIFFIN, JR.

PROPOSAL NO. 3

APPROVAL OF EXECUTIVE COMPENSATION (THE “SAY-ON-PAY” PROPOSAL)

We are seeking stockholder approval of the compensation of our executive officers (our “Named Executive Officers”) as described in this Proxy Statement. This description is contained in the Executive Compensation section of this Proxy Statement which is included below, including the compensation tables and the narrative compensation disclosures included therein. This non-binding advisory proposal, commonly known as a “say-on-pay” proposal, is required under Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”). This vote represents our fourth annual advisory say-on-pay vote. Subsequent to the annual meeting of stockholders held in 2013 and based on the results of voting by the stockholders, the Board of Directors determined that we will hold an advisory vote on executive compensation every year.

Because this is an advisory vote, it will not be binding on the Board of Directors and it will not directly affect or otherwise limit any existing compensation or award arrangement of any of our Named Executive Officers. However, our Compensation Committee does intend to take into account the outcome of the vote when considering future executive compensation arrangements.

Our executive compensation program is based on a philosophy of paying for performance and tying a significant portion of executive pay to the achievement of long-term growth in the value of the Company. Our philosophy and the core components of our approach to executive compensation generally did not change during Fiscal 2016, and we feel consistency in our approach will help to ensure the stability of our core management team through a challenging business environment while providing powerful incentives to drive profitable growth and to deliver value to our stockholders. However, in April 2016, the Board of Directors adopted several policies which are intended to enhance accountability and further encourage alignment of stockholder and executive officer interests in the future. The policies, which are described in further detail below in the Compensation Discussion and Analysis section, include a stock ownership policy for Named Executive Officers and non-employee Directors, a clawback policy, a no pledging policy and an anti-hedging policy. Additionally, in an effort to increase compensation transparency to our stockholders and our overall income tax efficiency, we developed specific performance metrics related to the pay for Mr. Griffin for the year ending January 31, 2017, which are described further under “Proposal No. 2 Approval of the 2016 Executive Performance Plan for William F. Griffin, Jr.” on page 12 of this Proxy Statement.

In considering how to vote on this advisory proposal, we encourage our stockholders to review all the relevant information in the Executive Compensation section of this Proxy Statement including the compensation tables and the narrative disclosures regarding our executive compensation program.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF

THE SAY-ON-PAY PROPOSAL

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors has selected Grant Thornton LLP (“Grant Thornton”) as the independent registered public accountants to perform the audit of our consolidated financial statements for our fiscal year ending January 31, 2017, and our stockholders are being asked to ratify the Audit Committee’s selection. Grant Thornton has served as our independent registered public accountants since May 2006. We expect a representative of Grant Thornton to be present at the Annual Meeting.

Fees

The following table below presents the approximate amounts of fees billed to us by Grant Thornton for professional services rendered during and related to the fiscal years ended January 31, 2016, 2015 and 2014.

	2016	2015	2014
Audit Fees	$839,500	$714,980	$649,000
Audit-Related Fees	41,975	11,000	—
Tax Fees	181,160	55,000	47,000
Total Fees	$1,062,635	$780,980	$696,000

Audit Fees. This category consists of fees billed for professional services rendered for annual audits of our consolidated financial statements, for reviews of quarterly condensed consolidated financial statements, for the review of current reports and other documents filed with the SEC, and for other accounting consultation. Audit fees also include the costs associated with Grant Thornton’s audit of the effectiveness of our internal control over financial reporting.

Audit-Related Fees. This category includes fees billed for services provided by Grant Thornton that were related to due diligence procedures performed during the investigations of potential acquisitions that we evaluated during the fiscal years ended January 31, 2016 and 2015. No such fees were incurred during the year ended January 31, 2014.

Tax Fees. This category consists of fees billed for professional tax services provided in the areas of compliance, research and planning.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee of the Board of Directors has established a policy requiring the advance approval of any non-audit services to be performed by our independent registered public accountants or any other accounting or audit firm. The Audit Committee Chairman may pre-approve certain non-audit related fees which the entire Audit Committee ratifies in a subsequent Audit Committee meeting in accordance with SEC requirements. For Fiscal 2016, the Audit Committee followed these guidelines in approving all services rendered by accounting and audit firms.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE

APPOINTMENT OF GRANT THORNTON LLP

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors is composed of three independent directors. The Audit Committee operates pursuant to a written charter, a copy of which can be found on our website at www.arganinc.com.  The Board of Directors has made a determination that the members of the Audit Committee satisfy the independence and other requirements of the NYSE and the applicable rules of the Securities and Exchange Commission (the “SEC”).  The Board of Directors has also made the determination that at least one member of the Audit Committee is a “financial expert” as that term is defined in Item 407 of Regulation S-K.

The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was updated in June 2013. The Audit Committee is responsible for, among other things, appointing, establishing the compensation for, supervising and, where appropriate, replacing the Company’s independent registered public accountants; considering the qualifications and independence of the Company’s independent accountants; approving all audit and non-audit services provided by the Company’s independent accountants; and reviewing and discussing with our management and the Company’s independent accountants the Company’s consolidated financial statements.  The Company’s independent registered public accountants are required to report directly to the Audit Committee.  The Audit Committee also reviews our accounting policies, internal control procedures and systems and compliance activities and also reviews the Charter of the Audit Committee. The following is a report on the Audit Committee’s activities for Fiscal 2016.

Audit of Financial Statements

The Audit Committee reviewed and discussed the Company’s condensed unaudited consolidated financial statements for the fiscal quarters ended April 30, July 31 and October 31, 2015, and the Company’s audited consolidated financial statements as of January 31, 2016 and for the year then ended with the management of the Company and with the engagement personnel of Grant Thornton, the Company’s independent registered public accounting firm. During the year, our auditors also made a presentation to the Audit Committee that outlined their audit timeline and planned procedures based on their assessments of the significant financial statement and fraud risks. The audit report issued by Grant Thornton relating to the Company’s consolidated financial statements as of January 31, 2016 and for the year then ended expressed an unqualified opinion thereon.

The scope of the audit procedures performed by Grant Thornton for the year ended January 31, 2016 also included observations and tests of evidence with results sufficient for the accounting firm to report that the Company maintained, in all material respects, effective internal control over financial reporting as of January 31, 2016. The opinion of Grant Thornton on the Company’s internal control over financial reporting does not include the internal control over financial reporting of Atlantic Project Company Limited and affiliates and The Roberts Company, our wholly-owned subsidiaries, whose financial statements reflected total assets and revenues constituting 17 and 7 percent, respectively, of the related consolidated financial statement amounts as of and for the fiscal year ended January 31, 2016. These companies were acquired by us during Fiscal 2016.

Review of Other Matters with the Independent Registered Public Accountants

The Audit Committee has also discussed with Grant Thornton the matters required to be communicated to the Company pursuant to applicable regulations of the Public Company Accounting Oversight Board (PCAOB).  The Audit Committee has received from Grant Thornton the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Grant Thornton matters relating to the firm’s independence from the Company. There were no independence matters brought to the attention of the Audit Committee.

The Audit Committee has also received from Grant Thornton the written communication required by the corporate governance rules of the NYSE that describes the firm’s quality control policies and procedures including its audit performance and independence monitoring systems. This communication also provides disclosure of material issues raised by inquiry or investigation by government or professional authorities over the last five years.

Recommendation That Financial Statements Be Included in the Annual Report

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements described above be included in the Company’s Annual

Report on Form 10-K for the fiscal year ended January 31, 2016 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

William F. Leimkuhler (Chairman, Audit Committee)
Peter W. Getsinger (Member, Audit Committee)
W.G. Champion Mitchell (Member, Audit Committee)

PRINCIPAL STOCKHOLDERS

The following table presents the number of shares of our Common Stock beneficially owned as of January 31, 2016, by (i) each director, (ii) each executive officer named in the Summary Compensation Table below, (iii) all directors and executive officers as a group, and (iv) each person who, to our knowledge, owns beneficially more than five percent (5%) of our Common Stock. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

	Shares	Beneficial
	Beneficially	Ownership
Name and Address	Owned (1)	Percentage (1)
William F. Griffin, Jr. (2)	516,150	3.48%
Rainer H. Bosselmann (3)	417,901	2.80%
James W. Quinn (4)	129,570	*
Brian R. Sherras (5)	72,965	*
William F. Leimkuhler (6)	69,000	*
Henry A. Crumpton (7)	60,000	*
Cynthia A. Flanders (8)	57,000	*
W.G. Champion Mitchell (9)	47,500	*
Daniel L. Martin (10)	35,094	*
Peter W. Getsinger (11)	19,235	*
David H. Watson	1,350	*
Officers and Directors, as a group (12 persons) (12)	1,447,765	9.50%
John W. Blackburn (13)	817,106	5.51%
Renaissance Technologies (14)	774,100	5.22%

*                    Less than 1%.

(1)                                 Applicable percentage of ownership is based on 14,836,469 shares of Common Stock outstanding as of January 31, 2016, together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted in the footnotes below, the address for each of the individuals listed in the table above is c/o Argan, Inc., One Church Street, Suite 201, Rockville, Maryland 20850.

(2)                                 Includes 158,576 shares owned by the William F. Griffin, Jr. GRAT DTD 02/13/12 and 347,574 shares owned by the William F. Griffin, Jr. Revocable Trust DTD 12/09/04; Mr. Griffin is a trustee of both trusts. Excludes 50,000 shares owned by the Griffin Family Trust and 10,000 shares held by the Peach Pit Foundation; Mr. Griffin’s wife is a co-trustee of both trusts. Mr. Griffin disclaims beneficial ownership of these shares. Also includes options to purchase 10,000 shares of Common Stock which are fully vested.

(3)                                 Includes 310,660 shares owned by Mr. Bosselmann and 2,241 shares owned by Mr. Bosselmann and his wife, as joint tenants. Also includes options to purchase 105,000 shares of Common Stock which are held by Mr. Bosselmann and are fully vested.

(4)                                 Includes options to purchase 30,000 shares of Common Stock held by Mr. Quinn which are fully vested.  Does not include 531,183 shares of Common Stock held by Allen & Company LLC and affiliates. Mr. Quinn disclaims beneficial ownership of the shares held by Allen & Company LLC and affiliates.

(5)                                 Includes options to purchase 45,000 shares of Common Stock which are fully vested.

(6)                                 Includes options to purchase 35,000 shares of Common Stock which are fully vested.

(7)                                 Includes options to purchase 20,000 shares of Common Stock which are fully vested.

(8)                                 Includes options to purchase 45,000 shares of Common Stock which are fully vested.

(9)                                 Includes options to purchase 40,000 shares of Common Stock which are fully vested.

(10)                          Includes options to purchase 30,000 shares of Common Stock which are fully vested.

(11)                          Includes options to purchase 15,000 shares of Common Stock which are fully vested.

(12)                          Includes options to purchase 397,000 shares of Common Stock held by the executive officers and members of our Board of Directors which are fully vested.

(13)                          Based upon a Schedule 13G filed jointly with the SEC on June 3, 2010 by Prairie Fire Capital, LLC (“PFC”), a Delaware limited liability company; Ptolemy Capital, LLC (“PC”), a Delaware limited liability company; Westwind Investors, LP (“WI”), a Delaware limited partnership; the Stone Family Foundation, a Delaware not-for-profit corporation; and John W. Blackburn (together the “Reporting Persons”). The filing reports 817,106 shares of Common Stock beneficially owned by Mr. Blackburn, a manager of PFC, PC and WI, who has sole voting and dispositive powers with respect to the shares. The address for the Reporting Persons is 917 Tahoe Boulevard, Suite 200, Incline Village, Nevada 89451.

(14)                          Based upon a Schedule 13G jointly filed with the SEC on February 11, 2016 by Renaissance Technologies LLC (“RTL”) and by Renaissance Technologies Holdings Corporation (“RTHC”) because of its majority ownership of RTL, which reports sole voting power with respect to 749,496 shares of Common Stock, sole dispositive power with respect to 773,500 shares of Common Stock and shared dispositive power with respect to 600 shares of Common Stock. The address for both RTL and RTHC is 800 Third Avenue, New York, New York 10022.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This section of the Proxy Statement highlights our performance during Fiscal 2016 and provides an overview and also analysis of our executive compensation program. The following discussion describes the program’s compensation principles and objectives, the compensation-setting process, the major elements of compensation paid under the program and other compensation-related policies. This section also reviews the actions taken by the Compensation Committee for Fiscal 2016.

For Fiscal 2016, our Named Executive Officers (“NEOs”) were:

•                  Rainer H. Bosselmann, Chairman and Chief Executive Officer;

•                  William F. Griffin, Jr, Vice Chairman and Chief Executive Officer, Gemma;

•                  David H. Watson, Senior Vice President, Chief Financial Officer and Corporate Secretary (1);

•                  Cynthia A. Flanders, Director and former Senior Vice President, Chief Financial Officer and Corporate Secretary (1); and

•                  Daniel L. Martin, President, Gemma.

(1)                                 Ms. Flanders relinquished her role as Senior Vice President, Chief Financial Officer and Corporate Secretary, effective October 15, 2015. Mr. Watson was appointed to the positions, effective October 15, 2015.

The Compensation Committee establishes our overall executive compensation philosophy and oversees the executive compensation program in accordance with its charter. This charter is available on our website at www.arganinc.com.

Executive Summary

Fiscal 2016 Financial Overview and Strategic Developments. Argan’s primary business is providing a full range of services to the power industry, including the engineering, procurement and construction of gas-fired and biomass-fired power plants, along with related commissioning, operations management, maintenance, project development and consulting services.  We provide these services through our Gemma Power Systems (“Gemma”) and Atlantic Projects Company subsidiaries (“APC”).  Argan also owns Southern Maryland Cable, which provides telecommunications infrastructure services, and The Roberts Company (“TRC”), which is a fully integrated fabrication, construction and plant services company.

In Fiscal 2016, we experienced strong year-over-year growth in the following key financial and operational measurements:

•                  Revenues increased 7.9% to $413.3 million for Fiscal 2016 as compared to $383.1 million for the prior year.

•                  Gross profit percentage increased to 24.1% for Fiscal 2016 as compared to 21.8% for the prior year.

•                  EBITDA (1) attributable to the stockholders of Argan increased 20% to $62.9 million for Fiscal 2016 as compared to $52.2 million for the prior year.

•                  Net income attributable to the stockholders of Argan increased 19% to $36.3 million for Fiscal 2016 as compared to $30.4 million for the prior year.

•                  The contract backlog of Gemma increased 171% to $1.1 billion at the end of Fiscal 2016 as compared to $423 million at the end of the prior year.  Subsequent to January 31, 2016, an additional $400 million was added to the contract backlog.

(1)         EBITDA is a measure not determined pursuant to GAAP. The Company has defined EBITDA as earnings before interest, taxes, depreciation and amortization.

The following table presents our annualized one-year, three-year and five-year total stockholder returns, or “TSR” (defined as total stock market value appreciation plus dividends paid for the relevant period), and our performance relative to the Peer Group:

Total Stockholder Return: Argan v. Peer Group (1)

TSR	Argan	Peer Group Average	Peer Group Percentile Rank
1-year TSR	9.1%	6.1%	46%
3-year TSR	28.9%	6.6%	85%
5-year TSR	34.5%	8.9%	92%

(1)         TSR data is sourced from FactSet Research Systems Inc. and is calculated on an annualized basis as of May 2, 2016. The composition of the Peer Group is set forth below under “Competitive Market Positioning” on page 22 of this Proxy Statement.

We continued to take action to create long-term value for stockholders by executing on the Company’s strategic goals and operating plan. In particular, we accomplished the following:

•                  Declared and paid a regular annual cash dividend of $0.70 per share of Common Stock in Fiscal 2016 compared to a special annual dividend of $0.70 per share of Common Stock in fiscal 2015, which demonstrates our commitment to paying cash dividends on a regular basis.

•                  Completed two acquisitions during Fiscal 2016 with the objective of increasing our geographical reach to international power markets and enhancing vertical synergies with certain supply services. The addition of these two companies will further spread corporate overhead over a larger number of businesses. The two acquisitions are APC, a leading provider of construction and technical services for power generation, oil and gas, industrial and process industry customers worldwide, and TRC, a fully integrated fabrication, construction and plant services company.

In addition to the newly acquired companies, our existing subsidiaries, most importantly Gemma, continued to generate profits for the Company.  Since the acquisition of Gemma in 2006, over nine years ago, the management team has responded through challenging industry economic cycles with consistent organic growth and profitability as illustrated below:

Since the year ended January 31, 2008, Gemma has achieved average organic growth in revenues of 9.5% per year and an average EBITDA growth of 19.1% per year. To underscore the importance of Gemma to us, prior to the acquisition of Gemma in December 2006, the Company reported $35 million in revenues and negative EBITDA from its other business segments at the time for the fiscal year ended January 31, 2007.

2015 Say-On-Pay Advisory Vote Results. We value the opinions of our stockholders as expressed through their votes and other communications and, therefore, we annually submit the executive compensation program to a non-binding stockholder advisory “say-on-pay” vote. In June 2015, we held our annual say-on-pay vote and the executive compensation program presented last year was not approved.  In response, the Compensation Committee performed a detailed review of the executive compensation program to ensure that it is aligned with our pay-for-performance philosophy and general market practices which included, among other items, the following actions:

•                  Reviewed the compensation discussion and analysis sections of the proxies for 30 companies in our Peer Group and other companies in similar industries;

•                  Reached out to larger stockholders to obtain feedback on the Company’s compensation design;

•                  Reviewed the reports from the two leading proxy advisory services; and

•                  Realigned the Peer Group based on the foregoing activities.

Based on the detailed review, the Compensation Committee determined that it was in the best interests of the Company to make the following changes:

•                  Implemented stock ownership guidelines for the NEOs and non-employee directors;

•                  Adopted a Clawback Policy which provides the Board of Directors with discretion to seek reimbursement of all or part of paid incentive compensation awarded to executive officers under specific circumstances;

•                  Adopted a No Pledging Policy where there is a prohibition on pledging Argan equity interests obtained under Company compensation plans;

•                  Adopted an Anti-Hedging Policy which prohibits all Company insiders from hedging Argan equity interest and trading in derivatives of the Company equity securities; and

•                  Designed and implemented the 2016 Executive Compensation Plan for William F. Griffin, Jr., in order to increase transparency, to enhance the alignment of performance with the amount of awards and to preserve tax deductions for compensation payments.

Pay Is “At Risk” and Aligned with Performance. The executive compensation program is designed to maintain a strong link between pay and performance. “At risk” compensation includes discretionary incentive cash compensation (cash bonus awards) and long-term equity incentive awards (stock options) through which the performance of the individual is recognized.

It is important to differentiate between the Named Executives who are officers of the Company, a holding company, and the Named Executives who are the officers and senior managers of Gemma, our principal operating company.  The CEO, Mr. Bosselmann, and the CFO, Mr. Watson (together, the “Holding Company NEOs”), are employees of the holding company and are responsible for the overall strategic direction of the Company, mergers and acquisitions, monitoring the financial performance of all subsidiaries, consolidated financial reporting in compliance with the rules and regulations of the SEC, corporate wide initiatives, income tax planning and compliance, investor relations and other activities.  The Holding Company NEOs have a compensation program that sets base salaries at the lower end of the Peer Group. This reflects, in part, that they are not directly responsible for the profitability and performance of the primary subsidiary.  Our two operating company Named Executives, Mr. Griffin and Mr. Martin, are specifically responsible for the management of our largest subsidiary, Gemma, and its ongoing operations and performance.

In order to achieve its objectives, the Compensation Committee has designed the executive compensation program utilizing three major pay elements:

•                  Base salary. Provides a fixed amount of cash compensation for completing day-to-day responsibilities. The Compensation Committee reviews the base salary of each Named Executive annually and periodically approves increases based on a competitive review of Peer Group compensation amounts, general market practices and the particular Named Executive Officer’s level of responsibility, experience and individual performance.

•                  Annual cash incentive compensation. Provides the opportunity for competitively based annual cash incentive awards for the achievement of short-term financial performance goals that are aligned with our business strategy. The Compensation Committee sets award opportunities as a percentage of base salary.

•                  Long-term equity-based incentive compensation. Provides stock option holders with opportunities to participate in, and be rewarded for, long-term growth in the value of the Company’s Common Stock. Awarded stock options vest, or become exercisable, based on the satisfaction of service conditions. Awards also facilitate executive stock ownership.

The Compensation Committee considers each pay element in crafting the individual executive compensation package that will provide the properly balanced incentives for the achievement of short and long-term objectives of the Company for each Named Executive Officer.

Fiscal 2016 Compensation Decisions. The Compensation Committee regularly reviews the executive compensation program and makes appropriate adjustments to further enhance pay-for-performance alignment. For Fiscal 2016, the Compensation Committee took the following actions (1):

•                  Approved the payment of a $3,000,000 annual cash bonus to Mr. Griffin.

•                  Approved the payment of a $175,000 annual cash bonus and the award of a stock option covering 50,000 shares of our Common Stock to Mr. Bosselmann.

•                  Approved the payment of a $525,000 annual cash bonus to Mr. Martin.

•                  Approved the payment of a $170,000 annual cash bonus to Ms. Flanders.

(1)  Mr. Watson was appointed to the CFO position, effective October 15, 2015 and the CEO, in consultation with the Compensation Committee, intends to consider the award of a cash bonus to Mr. Watson based on his first six months of performance.

In determining its recommendations for the most recently completed fiscal year, the Compensation Committee discussed with the CEO the performance of the executive management team. Decisions of the Compensation Committee were based primarily on recommendations received from our CEO, the Compensation

Committee’s evaluation of each executive’s performance, the overall financial performance of the Company and our overall compensation strategy. Included in the deliberations conducted by the members of the Compensation Committee was a discussion of the CEO’s performance and the historic level of his annual awards. The Compensation Committee made its individual bonus amount and stock option award recommendations to the full Board of Directors for approval. These recommendations were approved by the independent directors of the Board of Directors.

Highlights of Compensation Governance Practices. We are committed to sound compensation governance practices that support the Company’s pay-for-performance philosophy and that align our executive compensation program with the financial interests of our stockholders. In addition, these compensation governance practices assess whether the level of risk embedded in its plans is appropriate. The Compensation Committee continually reviews the executive compensation program and may, from time to time, modify certain aspects to ensure it remains effective.

This year, the Company adopted the following policies and guidelines to reflect evolving “best practices” in executive compensation and compensation disclosure:

•                  Stock ownership guidelines for Named Executive Officers and non-employee directors;

•                  Clawback Policy;

•                  No Pledging Policy;

•                  Anti-Hedging Policy; and

•                  Disclosures of incentive plan and related performance goals for Mr. Griffin.

Compensation Principles and Objectives

Our executive compensation program is designed to reward executive officers who contribute to our consistent performance and successful attainment of strategic goals and operating plans with total direct compensation that is comparable to those companies with which we compete for executive talent. The executive compensation program is designed to maintain a strong link between compensation and performance and is intended to achieve the following objectives:

•                  First and foremost, attract, retain and motivate highly-performing executives who drive our business and financial performance;

•                  Support our business goals and strategies by encouraging profitable growth and increased stockholder value;

•                  Align the interests of the Named Executive Officers with the long-term interests of our stockholders;

•                  Promote Common Stock ownership of the Company; and

•                  Discourage excessive risk-taking.

As discussed below, overall levels of executive compensation are established based on an assessment of our performance as a whole. Individual executive compensation is determined based on an assessment of the experience and performance of each Named Executive Officer, as well as the compensation levels of comparable positions in the Peer Group and general market practices. Variation in compensation among the Named Executive Officers reflects the different roles, responsibilities, and performance of the Named Executive Officers, as compared to comparable positions in the Peer Group with which we compete for talent. As noted before, the Holding Company NEOs perform substantially different functions from the operating subsidiary NEOs, and are thus compensated with relatively lower base salaries and generally receive a greater mix of stock options.

Role of the Compensation Committee

The written charter for the Compensation Committee, which was originally adopted in April 2004, was updated in June 2013. The Compensation Committee is responsible for implementing and reviewing executive compensation plans, policies and programs in an effort to ensure the attraction and retention of executive officers in a reasonable and cost-effective manner, to motivate their performance in the achievement of our business objectives and to align the interests of executive officers with the long-term interests of our stockholders.  To that end, it is the responsibility of the Compensation Committee to develop and approve periodically a general compensation plan and salary structure for our executive officers that considers business and financial objectives, industry and market pay practices and/or such other information as may be deemed appropriate.  It is the responsibility of the Compensation Committee to review and recommend for approval by the independent directors of the full Board of Directors the compensation (salary, bonus and other compensation) of our Chief Executive Officer, to review and approve the compensation (salary, bonus and other compensation) of our other Named Executive Officers, and to review and approve perquisites that may be offered to our Named Executive Officers.  The Compensation Committee shall also review and approve corporate goals and objectives relevant to the compensation of our Named Executive Officers, evaluate performance in light of the goals and objectives, and review and approve all employment, retention and severance agreements for our Named Executive Officers.

The Compensation Committee acts on behalf of the Board of Directors in administering compensation plans approved by the Board and/or the stockholders (including the 2011 Stock Plan) in a manner consistent with the terms of such plans, reviews and makes recommendations to the Board of Directors with respect to new compensation, incentive and equity-based plans, and reviews and makes recommendations to the Board on changes in major benefit programs for our Named Executive Officers.  The Compensation Committee is also responsible for the development of management succession plans for the Chief Executive Officer and selected other executive officers.  The Board of Directors has determined that each member of the Compensation Committee is “independent” within the meaning of the New York Stock Exchange corporate governance listing standards and our Corporate Governance Guidelines.

Competitive Market Positioning

Although the Compensation Committee possesses the authority under its charter to hire outside advisors to provide it with information as needed in making compensation decisions, it has not used the services of any external advisor in connection with this process.  In view of the holding company structure and the special factors relating to our business, the Compensation Committee believes that the engagement of a compensation consultant would not provide significant information beyond that which is available to us at this time.

The executive compensation program seeks to provide a mix of target total direct compensation that is aligned with the program’s pay-for-performance principles and is competitive with compensation provided by a peer group of selected publicly traded companies. In determining executive compensation, the Compensation Committee considers a number of factors and data from a market-relevant group of peer companies that are potential competitors for executive talent and each Named Executive Officer’s performance and experience. For Fiscal 2016, the peer group (the “Peer Group”) consisted of the following 12 companies from the specialty construction and engineering services industry:

Peer Group

• Dycom Industries, Inc. • Granite Construction Incorporated • Integrated Electrical Services Corporation • Matrix Service Company • McDermott International, Inc. • MYR Group Inc.	• Orion Marine Group, Inc. • Primoris Services Corporation • Sterling Construction Company, Inc. • Team, Inc. • Tutor Perini Corporation • Willbros Group, Inc.

The Compensation Committee periodically reviews the composition of the Peer Group and updates such composition based on available market information when appropriate. The companies in the Peer Group were selected because, in the judgment of the Compensation Committee, such companies, when taken as a whole, represent companies with which we would compete for executive talent.

We do not view benchmarking as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, but we believe that gathering and reviewing this information should be a part of our compensation-related decision-making process. In using its collective judgment in setting executive pay, the Compensation Committee uses benchmarking as one consideration; however, at this time the Compensation Committee’s decisions are based primarily on recommendations from our Chief Executive Officer, the Compensation Committee’s evaluation of the executive’s performance, the Company’s overall performance, the specific accomplishments of Gemma and our overall compensation strategy.

Role of Executive Officers

The Chief Executive Officer, in consultation with the Compensation Committee, establishes the strategic direction of our executive compensation program. During the first quarter of each fiscal year, the Chief Executive Officer consults with the Chairman of the Compensation Committee to discuss the prior year financial results and to evaluate and to assess the performance of the other Named Executive Officers. This assessment, together with the Compensation Committee’s own judgment taking into account the results of the most recent competitive market positioning review, is used to evaluate the individual performance and compensation of those Named Executive Officers. The Compensation Committee is solely responsible for evaluating the Chief Executive Officer’s performance and setting the level and elements of his compensation. The Chief Executive Officer is not present when the Compensation Committee discusses and determines his compensation.

Compensation and Risk

The Compensation Committee evaluates risks and rewards associated with our overall compensation principles and structure, and determines the compensation for the Named Executive Officers. Management and the Compensation Committee identify potential risks and reflect those risks in the design of our executive compensation program. With respect to the elements of compensation:

•                  Base salary provides a fixed level of compensation based on industry standards and our objectives.

•                  Annual cash incentives are designed to reward achievement of short-term performance objectives.

•                  Long-term equity-based compensation is administered in a number of ways to mitigate risk:

•                  The executive compensation program is designed to deliver a significant portion of a Holding Company executive’s compensation in the form of long-term incentive opportunities which focuses the executive on maximizing long-term stockholder value and overall financial performance.

•                  We have established stock ownership guidelines for the NEOs and non-employee directors.

The Compensation Committee has reviewed and discussed the findings of this risk assessment with management and believes that our executive compensation program does not motivate employees to take risks that are reasonably likely to have a material adverse effect on the Company.

Major Pay Elements of the Executive Compensation Program and Analysis of Fiscal 2016 Compensation Decisions

The Compensation Committee considers each pay element under the executive compensation program individually and in the aggregate when making decisions regarding amounts that may be awarded to Named Executive Officers.

Annual Base Salaries. Named Executive Officers are provided with a base salary which recognizes the value of the executive’s skills, experience, prior record of achievement, and importance to the Company. Base salary levels are intentionally set to attract quality executives, to provide a fixed base of cash compensation, and to recognize the challenges and varied skill requirements of different positions.

Base salaries are reviewed annually and from time to time in connection with a promotion or other change in responsibility. In making his recommendation to the Compensation Committee, the Chief Executive Officer reviews the performance of the other Named Executive Officers, market compensation levels for comparable positions, the executive’s potential attractiveness to other companies, and the overall financial health and performance of the Company. The Compensation Committee reviews the Chief Executive Officer’s recommendations, and together with its own judgments, sets base salaries relative to the recommendations.

The Compensation Committee directly sets the base salary for the Chief Executive Officer. In so doing, the Compensation Committee reviews the performance of the Chief Executive Officer and other relevant information.

Based upon the recently completed reviews and the negotiation of a new employment agreement with Mr. Griffin (see the Summary of Employment Arrangements below), his base salary was increased to $1,000,000 starting in fiscal 2017 while the guaranteed bonus portion of his previous employment agreement was eliminated.  Mr. Griffin’s base salary, which has not been adjusted since 2011, was increased due to superior performance at Gemma when compared to peers over the past several years.  As noted earlier, Gemma has demonstrated consistent organic revenue growth of 9.5% per year and EBITDA growth of 19.1% per year while sustaining superior margins to industry competitors. Including the base salary of the Chief Executive Officer, no other changes were made to the base salaries of the Named Executive Officers for the fiscal year ending January 31, 2017.

The base salary paid to each Named Executive Officer for the fiscal years ended January 31, 2016, 2015 and 2014 is set forth in the “Salary” column of the Summary Compensation Table on page 28 of this Proxy Statement.

Annual Cash Incentives. The Compensation Committee provides Named Executive Officers with annual cash incentive awards in order to recognize and to reward individual performance that has meaningfully enhanced the operations and financial results of the Company during the most recently completed fiscal year. Awards are designed to communicate to executives that good performance is recognized and valued. Furthermore, we believe that annual cash incentive awards strongly encourage executives to continuously improve their efforts in delivering annual results that are aligned with our long-term goals.

At the conclusion of each fiscal year, the Chief Executive Officer submits to the Compensation Committee recommended annual cash incentive award amounts for each of the other Named Executive Officers.

After reviewing the recommendations of the Chief Executive Officer, the Fiscal 2016 financial performances of the Company as a whole and the business of Gemma in particular and the individual performances of Mr. Griffin, Mr. Martin, Ms. Flanders and Mr. Bosselmann, the Compensation Committee approved an aggregate amount of $3.9 million in annual cash incentive awards for Fiscal 2016 as identified above under the caption Fiscal 2016 Compensation Decisions.  These annual cash incentive awards were paid in March 2016. The annual incentive awards earned by each Named Executive Officer for the fiscal years ended January 31, 2016, 2015 and 2014 are set forth in the “Bonus” column of the Summary Compensation Table on page 28 of this Proxy Statement.

Long-Term Equity-Based Compensation. For Fiscal 2016, Named Executive Officers were eligible to receive grants of long-term equity-based compensation awards under our 2011 Stock Plan. Equity-based awards made to the Named Executive Officers have historically been comprised of time vesting stock options which the Compensation Committee believes best achieves the executive compensation program’s objectives of:

•                  Linking incentive compensation to the Company’s long-term performance;

•                  Creating long-term stockholder value;

•                  Aligning the financial interests of the Named Executive Officers with the financial interests of stockholders; and

•                  Rewarding actions that enhance long-term stockholder returns.

In making each award determination, the Compensation Committee takes into consideration key business priorities, Peer Group trends, potential stockholder dilution and the general economic environment. Stock options emphasize our commitment to stockholder returns. Stock options generally align the Named Executive Officers’ incentives with those of our stockholders because stock options provide value to the holder only if our stock price increases from the date of grant. Stock options also inherently reward performance as it is our performance over an extended period that causes the value of our Common Stock and the value of outstanding stock options, to increase.

Except with respect to certain terminations following a change of control of the Company, the continued employment of a stock option holder is required for the vesting of each stock option. Thus, the value of outstanding but unvested stock option awards meaningfully encourages executives to remain with the Company, as leaving the Company results in the forfeiture of the value associated with any unvested stock option awards.

In addition, the Compensation Committee takes into consideration the significant number of shares of our Common Stock that Mr. Griffin owns which amounts to over 3.4% of our outstanding shares, and believes that his interests are fully aligned with the interests of the other shareholders.  Given the significance of Mr. Griffin’s equity holdings in the Company, the Compensation Committee has elected to pay out annual cash incentives in lieu of stock options for Mr. Griffin.

As a result of the factors discussed above, the Compensation Committee granted stock option awards to Mr. Bosselman having a grant date fair value of approximately $450,000 based on the Black-Scholes valuation model at an option exercise price equal to the closing price of the underlying Common Stock on the date of grant ($33.85 per share). The Compensation Committee also approved in April 2016 the award of an initial stock option to Mr. Watson covering 10,000 shares in recognition of his new employment with the Company. No stock options were granted to Ms. Flanders or Mr. Martin during or after Fiscal 2016 related to service as an executive officer.

Information regarding stock options awarded to Named Executive Officers during Fiscal 2016 is shown in the Grant of Plan-Based Awards Table on page 32 of this Proxy Statement. The fair value of stock options awarded to Named Executive Officers during the fiscal years ended January 31, 2016, 2015 and 2014 is set forth in the “Stock Option Awards” column of the Summary Compensation Table on page 28 of this Proxy Statement.

Severance and Change of Control Benefits

In the event of a change-in-control of the Company, Messrs. Bosselmann and Griffin are entitled to receive benefits under individual arrangements negotiated with the Company. In the event of employment termination, Messrs. Bosselmann, Griffin and Watson may be paid severance benefits under certain circumstances pursuant to each executive’s individual agreement negotiated with the Company. The terms of the individual arrangements, and presentations of the estimated severance benefits that would be payable to each executive under their respective arrangements upon the occurrence of certain events, are set forth in the chart that is included in the section Potential Payments upon Termination beginning on page 31 of this Proxy Statement. The employment arrangement with Mr. Martin contains no such provisions.  Providing severance and change of control benefits assists the Company in attracting and retaining executive talent. Additional details regarding the severance and change of control provisions of each Named Executive Officer’s employment arrangement are also provided below in the Summary of Employment Arrangements section of this Proxy Statement.

The 2011 Stock Plan describes the effect on outstanding stock options of employment termination, including the provision in the 2011 Stock Plan that all outstanding stock options shall become fully vested and exercisable upon a change in control of the Company, as defined in the plan document.

The Compensation Committee may accelerate the vesting and exercisability of any remaining outstanding options to purchase shares of our Common Stock that were awarded pursuant to the terms of the Company’s 2001 Stock Option Plan (the “2001 Plan”), in whole or in part, in its sole discretion upon a change in control, as defined in the plan document. In its sole discretion, the Compensation Committee may also determine that, upon the occurrence of such a change in control, each outstanding stock option awarded under the 2001 Plan shall terminate within a specified number of days after notice to the optionee thereunder, and each such optionee shall receive, with respect to each share of our Common Stock subject to such option, an amount equal to the excess of the fair market value of such shares immediately prior to such change in control over the exercise price per share of such option. As of January 31, 2016, there were outstanding options to purchase 35,000 shares of our Common Stock that were awarded pursuant to the terms of the 2001 Plan that expired in July 2011 and that was succeeded by the Company’s 2011 Stock Plan.

Other Benefits

We provide a range of retirement and health and welfare benefits. The Named Executive Officers are eligible for the following benefits:

401(k) Plan. We maintain three tax qualified defined contribution retirement plans (the “401(k) Plans”) that cover substantially all salaried and hourly employees. Each of the Named Executive Officers participates in a 401(k) Plan. Each employee is entitled to participate in only one of the 401(k) Plans. We do not maintain any defined benefit pension plan, non-tax qualified supplemental retirement plan or non-tax qualified deferred compensation plan.

Health and Welfare Plans. Group benefits for active employees such as medical, dental, vision, life insurance and disability coverages are available to substantially all salaried and hourly employees, including Named Executive Officers, through our flexible benefits plan.

Clawback Policy

Effective April 13, 2016, we adopted a Clawback Policy covering performance-based incentive compensation. Under this policy, the Board of Directors may, in its sole discretion and to the extent that it determines it is in the Company’s best interest to do so, require the reimbursement of all or a portion of any performance-based incentive compensation, if:

•                  This compensation was based on the achievement of certain financial results that were subsequently the subject of, or affected by, a restatement of all or a portion of the Company’s financial statements;

•                  The executive officer engaged in gross negligence, intentional misconduct or fraud that caused or partially caused the need for the restatement; and

•                  The amount of performance-based incentive compensation that would have been awarded to, or the profit realized by the executive officer would have been lower, had the financial results been properly reported.

No Pledging Policy

Effective April 13, 2016, our Board of Directors approved as part of new stock ownership guidelines that are discussed below that no officer of the Company may pledge, hypothecate, create any lien or security interest on, or enter into a margin contract secured by, any shares, options to purchase shares, or any other interest in shares of our Common Stock.

Anti-Hedging Policy

Effective April 13, 2016, our Board of Directors approved an anti-hedging policy which prohibits all of our directors, employees, and agents from (i) speculative trading in our securities; (ii) engaging in hedging transactions using our securities; (iii) “short selling” our securities; and (iv) trading derivative securities, such as put options, call options, swaps, or collars related to our securities.

Stock Ownership Guidelines

Effective April 13, 2016, the Board of Directors established stock ownership guidelines for the Named Executive Officers and the non-employee directors to further align their economic interests with those of our stockholders. Under these guidelines, stock ownership includes shares owned directly or held in trust by an individual. It does not include shares that an individual has the right to acquire through stock options. The Board of Directors will require that each Named Executive Officer own a minimum number of shares of our Common Stock under the guidelines set forth in the table below. Each non-employee member of our Board of Directors shall own a minimum of 10,000 shares of our Common Stock.

In order to satisfy the ownership requirements, each individual is required to retain 50% of the net after-tax shares that he or she acquires under the Company’s stock option plans until the applicable ownership requirement is achieved. Excluding sales of shares related to taxes associated with the exercising of stock options, no sales of existing stockholdings are permitted until the required stock ownership quantities are attained but, once attained, the individual may sell any shares that exceed the applicable minimum requirement.

The Board of Directors will periodically review the stock ownership guidelines and may make adjustments. The guidelines are expected to be met within five years of the date they were established. Each non-employee director has either exceeded the stock ownership threshold or is making satisfactory progress toward achieving the threshold.

	Required Ownership	Ownership		Value as of January	Meets
Name(1)	(multiple of salary)	Requirement	Shares Held	31, 2016	Requirement
Rainer H. Bosselmann	CEO - 5X	$1,125,000	312,901	$9,424,578	Yes
William F. Griffin, Jr	CEO, Gemma - 5X	$5,000,000	506,150	$15,245,238	Yes
David H. Watson	CFO - 1X	$200,000	1,350	$40,662	In Process
Daniel L. Martin	President, Gemma - 1X	$295,000	5,094	$153,431	In Process

(1)         Cindy Flanders relinquished her role as Senior Vice President, Chief Financial Officer and Corporate Secretary, effective October 15, 2015, and as such is not subject to executive share ownership guidelines; however, she remains subject to the non-employee director guidelines.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (and the regulations promulgated thereunder) precludes a public corporation from taking an income tax deduction in any one year for compensation in excess of $1 million for certain of its executive officers (excluding the Chief Financial Officer) employed on the last day of the fiscal year, unless certain specific performance goals are satisfied. We had no such Section 162(m) performance plan for any of the Named Executive Officers for Fiscal 2016.  As such, for Fiscal 2016, we estimate that approximately $2,500,000 of executive compensation expense will not be deductible under Section 162(m).  We have proposed a Section 162(m) compliant performance plan for William Griffin for Fiscal 2017 under “Proposal No. 2 Approval of the 2016 Executive Performance Plan for William F. Griffin, Jr.” on page 12 of this Proxy Statement to maximize the tax deductibility of compensation as it relates to Mr. Griffin.  The compensation amounts for the other Named Executive

Officers not related to the exercise of non-qualified stock options generally do not exceed the $1 million compensation excess threshold and it was determined to exclude them from the proposal.

Internal Revenue Code Section 409A

Internal Revenue Code Section 409A regulates the income tax treatment of most forms of nonqualified deferred compensation. We believe we are in compliance with Code Section 409A and the regulations promulgated thereunder.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 31, 2016.

The foregoing report has been furnished on behalf of the Board of Directors by the undersigned members of the Compensation Committee.

Compensation Committee

James W. Quinn, Chair

Peter W. Getsinger

William F. Leimkuhler

Summary Compensation Table

The following table sets forth the total amount of compensation paid to or earned by the “Named Executive Officers” for services in all capacities for the fiscal years ended January 31, 2016, 2015 and 2014.

For the year ended January 31, 2016, we are reporting compensation for the five executive officers identified below (the “Named Executive Officers”), including the Company’s CEO, the CEO of Gemma, the President of Gemma and both executive officers who served as the Company’s Chief Financial Officer during the year.

Name and Principal Position	Fiscal Year	Salary Earned	Bonus Earned	Stock Option Awards (1)	All Other Compensation (2)	Total Compensation

Rainer H. Bosselmann	2016	$225,000	$175,000	$445,000	$1,200	$846,200
Chief Executive Officer	2015	225,000	175,000	335,500	1,200	736,700
	2014	225,000	200,000	83,750	1,200	509,950

Cynthia A. Flanders	2016	$206,250	$170,000	$—	$700	$376,950
Former Senior Vice President,	2015	18,750	—	—	—	18,750
Chief Financial Officer and Corporate Secretary (3)

David H. Watson	2016	$58,333	$—	$—	$—	$58,333
Senior Vice President,
Chief Financial Officer and Corporate Secretary (3)

William F. Griffin, Jr.	2016	$600,000	$3,000,000	$—	$33,600	$3,633,600
Vice Chairman and Chief	2015	600,000	1,900,000	—	38,338	2,538,338
Executive Officer, Gemma	2014	602,308	2,500,000	—	37,150	3,139,458

Daniel L. Martin	2016	$295,000	$525,000	$—	$33,600	$853,600
President, Gemma	2015	292,500	550,000	—	38,338	880,838
	2014	286,097	500,000	46,800	37,150	870,047

(1)         Amounts represent the aggregate award date fair value computed in accordance with GAAP and reflect the assumptions discussed in Note 16 — Stock-Based Compensation to our consolidated financial statements that are included in Item 8 of our Form 10-K Annual Report for the year ended January 31, 2016.

(2)         Amounts represent matching and profit sharing contributions made pursuant to the Company’s 401(k) plans, and car allowance payments made to Messrs. Griffin and Martin.

(3)         The employment of Ms. Flanders terminated on December 31, 2015. Mr. Watson was hired as the Company’s Chief Financial Officer, effective October 15, 2015.

Executive Officers Who Are Not Directors

Mr. Martin, age 58, has been the President of Gemma since February 8, 2010. Prior to that date, Mr. Martin was Senior Vice President and General Manager of the operating division in Reading, Pennsylvania, for WorleyParsons, a provider of professional services to the energy sector. In that capacity, Mr. Martin was responsible for the performance of the division, which conducts preliminary engineering, detailed design, procurement, construction management and other support services for electricity generating facilities including those operating on fossil, nuclear and renewable fuels.

Mr. Watson, age 40, was appointed our Senior Vice President, Chief Financial Officer and Corporate Secretary, effective October 15, 2015.  Mr. Watson is a certified public accountant and has held senior financial positions with public and private companies for over 15 years.  Mr. Watson was the chief financial officer of Gladstone Investment Corporation from 2010 until 2015 and also served as its Treasurer from 2012 until 2015.  In addition, Mr. Watson was the chief financial officer of Gladstone Capital Corporation from 2011 until 2013 and served as its Treasurer from 2012 until 2015.  Gladstone Investment Corporation and Gladstone Capital Corporation are closed-end, non-diversified management investment companies.  Prior to Gladstone, Mr. Watson served as Director of Portfolio Accounting of MCG Capital Corporation from 2007 until 2010.  Mr. Watson holds a BS degree from Washington & Lee University and an MBA degree from the University of Maryland.

Summary of Employment Arrangements

Rainer H. Bosselmann. On January 3, 2005, the Company entered into an employment agreement with Rainer H. Bosselmann as its Chief Executive Officer. Pursuant to the employment agreement, the Company agreed to employ Mr. Bosselmann for an initial term of one year, which term automatically renews for successive one-year periods unless the Company or Mr. Bosselmann provides at least 90 days’ prior written notice of its or his election not to renew. Currently, the employment term anniversary date is January 3. The agreement provides for an annual base salary during the employment period, subject to increase (but not reduction) from time to time in such amounts as the Company, in its reasonable discretion, deems to be appropriate. For the year ended January 31, 2016, the annual base salary for Mr. Bosselmann was $225,000.

The agreement also provides for an annual bonus with the payment and amount determined at the discretion of the Board of Directors of the Company, subject to the satisfaction of any reasonable performance criteria established for Mr. Bosselmann with respect to such year. The agreement further provides that he participate in any stock option, incentive and similar plans established by the Company and shall be granted stock options and other benefits similar to options and benefits granted to other executives, subject in all cases to the satisfaction by Mr. Bosselmann of the terms and conditions of such plans and to the reasonable exercise by the Board of any discretion granted to it or them thereunder. The Board of Directors awarded cash bonuses to Mr. Bosselmann in April 2016, April 2015 and March 2014 relating to the fiscal years ended January 31, 2016, 2015 and 2014, in the amounts of $175,000, $175,000 and $200,000, respectively.

Subsequent to each fiscal year end, options to purchase shares of Common Stock are typically awarded to the Chief Executive Officer by the Board of Directors. As the stock options usually vest on the one-year anniversary of the date of award, the compensation related to the stock option awards is recorded ratably over the one-year period subsequent to the award date. Non-qualified stock options were awarded to Mr. Bosselmann by the Board of Directors in April 2016 covering 50,000 shares of our Common Stock, with a per share exercise price of $33.85. This award becomes exercisable on the one-year anniversary of the grant date and expires on the ten-year anniversary of the grant date.

Under the employment agreement, in the event that Mr. Bosselmann’s employment is terminated for any of the reasons specified below or there occurs a “change in control,” Mr. Bosselmann will receive as severance pay in a single lump sum payment, an amount equal to twenty-four (24) months of his base salary within thirty (30) days after his termination of employment or change of control, as the case may be, without reduction or offset for any other monies which he may thereafter earn or be paid. The reasons which cause severance pay to be paid include:

(i)      termination due to a material diminution of Mr. Bosselmann’s duties, authority or responsibility, or a material impairment by action of the Company of his ability to perform his duties and responsibilities, regardless of whether such diminution is accompanied by a change in Mr. Bosselmann’s title with the Company;

(ii)     termination due to a material breach by the Company of any provision of the employment agreement, which breach continues for a period of thirty (30) days after written notice of such breach is given by Mr. Bosselmann to the Company; and

(iii)    termination by the Company at any time without cause, including notice of non-renewal of the employment agreement.

Mr. Bosselmann shall also be entitled for a period of twenty-four (24) months from the termination of his employment or a change in control, as the case may be, to the continuation of all benefits provided to Mr. Bosselmann, excluding sick and vacation time, subject to any applicable employee co-payments. If his employment is terminated by the Company by reason of his death, disability or “for cause” or voluntarily by Mr. Bosselmann for any reason other than as set forth in the preceding paragraph, the Company will not be obligated to make any payments to him by reason of his cessation of employment other than such amounts, if any, of his base salary that have accrued and remain unpaid and such other amounts which may then otherwise be payable to him from the Company’s benefit plans or reimbursement policies, if any.

David H. Watson. On October 13, 2015, the Company entered into an employment agreement with David H. Watson as Senior Vice President, Chief Financial Officer and Corporate Secretary. Pursuant to the employment agreement, the Company agrees to employ Mr. Watson for an initial term of one and one-half years, commencing on October 15, 2015 and continuing until April 30, 2017, unless earlier terminated.  At the end of the initial term, Mr.

Watson’s employment shall automatically renew for successive one-year terms unless the Company or Mr. Watson provides 60 days’ written notice of its or his election not to renew. The agreement provides for an annual base salary of $200,000.

The agreement also provides for an annual bonus payment at the sole discretion of our Board of Directors, subject to the satisfaction of reasonable performance criteria as shall be established for such year. During the term of the agreement, Mr. Watson shall be eligible to participate in any stock option, incentive and similar plans established by the Company from time to time.

In the event that Mr. Watson’s employment is terminated by the Company at its convenience or by him for good reason (as defined in the employment agreement), then he shall be entitled to (i) continue to receive his salary for the duration of six months, and (ii) continue to participate in our benefit plans and programs (other than the Company’s 401(k) plan and any other qualified retirement plan(s) for a period of six months, or, in the case of the Company’s health plan(s), until Mr. Watson becomes eligible for health insurance from another source other than Medicare.

William F. Griffin, Jr. On April 13, 2016, the Company entered into an Amended and Restated Employment Agreement with Mr. Griffin. Pursuant to the employment agreement, the initial term of Mr. Griffins employment will commence on February 1, 2016 and shall continue until March 17, 2017 unless earlier terminated as provided in the employment agreement. Mr. Griffin’s employment will automatically renew for successive one (1) year periods, subject to earlier termination as provided in the employment agreement, unless the Company or Mr. Griffin delivers written notice to the other at least three (3) months prior to the expiration date of the initial term or any renewal term, as the case may be, of its or his election not to renew the term of employment.

For each of the Company’s fiscal years occurring within, or partially within, the employment term, the Company shall pay to Mr. Griffin his base compensation at the annual rate of $1,000,000 with any base compensation prorated for any partial fiscal year within the term. Also, for each fiscal year of the Company occurring within, or partially within, the term of Mr. Griffin’s employment, Mr. Griffin shall be entitled to additional compensation payable solely on account of the attainment of one or more of the performance goals that are fully described in the employment agreement and that are summarized below, with any performance-based compensation prorated for any partial fiscal year within the term:

1)             in the event that the adjusted EBITDA (as defined in the employment agreement) of Gemma for any fiscal year equals or exceeds $40,000,000, Mr. Griffin shall be entitled to a bonus equal to the sum of (i) $1,000,000, and (ii) six and sixty-seven hundreds percent (6.67%) of the amount by which adjusted EBITDA of Gemma exceeds $40,000,000.  In the event that the adjusted EBITDA of Gemma for any fiscal year is less than $40,000,000, Mr. Griffin shall be entitled to no performance-based compensation based thereon;

2)             in the event that the OSHA Recordable Incident Rate (“RIR”) of Gemma for any calendar year during the employment term is less than the national average, Mr. Griffin shall be entitled to receive a performance-based compensation payment of either $125,000 or $250,000; and

3)             in the event that success fees, related to the development of power plants and received by Gemma during any fiscal year, equal or exceed $100,000, Mr. Griffin shall be entitled to performance-based compensation based thereon equal to $5,000 for each full $100,000 of success fees so received.

Notwithstanding anything to the contrary contained in the foregoing provisions, the total amount of performance-based compensation for any fiscal year earned as a result of the attainment of one or more of the performance goals shall not exceed a total amount of $4,000,000.

Under the employment agreement, in the event that Mr. Griffin’s employment is terminated by us at our convenience or by Mr. Griffin for good reason, he will be entitled to receive severance benefits as follows: (i) Mr. Griffin will continue to receive his salary for the duration of the then-current term; (ii) a pro rata share of any performance-based compensation (calculated based upon the elapsed portion of our fiscal year in which the employment termination occurs); and (iii) continued participation in our health and benefit plans and programs for the duration of the then-current term, or, in the case of our health plan(s), until he becomes eligible for health insurance from another source other than Medicare.

In the event of a change in control as defined in the employment agreement, the Companies shall pay to Mr. Griffin, in a single lump sum payment, an amount equal to twenty-four (24) times the base compensation paid to Mr. Griffin for the thirty (30) day period ending on the date of the change in control, such payment to be made within thirty (30) days of the change in control. Mr. Griffin is also subject to certain confidentiality provisions under the employment agreement and, during the term of his employment and for two (2) years thereafter, he is subject to certain non-competition and non-solicitation covenants as more fully described in the employment agreement.

Daniel L. Martin. Mr. Martin joined us as the President of Gemma in February 2010. His employment arrangement established a base annual salary of $275,000 (increased to $295,000 for calendar year 2015), provides for normal participation in the standard employee benefit programs of Gemma, and pays a monthly car allowance in the amount of $1,500. He is eligible for an annual cash bonus based on a combination of considerations including the EBITDA performance of Gemma for the previous fiscal year and his personal accomplishments. For the fiscal years ended January 31, 2016, 2015 and 2014, Mr. Martin was paid cash bonus amounts of $525,000, $550,000, and $500,000, respectively.

In April 2013, the Board of Directors awarded Mr. Martin a non-qualified option to purchase 15,000 shares of our Common Stock. This award completed our obligation to make annual stock option awards covering 15,000 shares of our Common Stock during the initial three years of Mr. Martin’s employment with us as long as the annual EBITDA of Gemma exceeded 7% of Gemma’s revenues each year.

Code of Ethics

We have established a Code of Ethics for Senior Officers that applies to our chief executive officer and our chief financial officer. The Code of Ethics embodies our commitment to the highest standards of ethical and professional conduct and imposes a higher standard of honesty and integrity than the Company’s Code of Conduct that applies to, and is acknowledged in writing by, all of our employees. The Board of Directors, or the Audit Committee, shall determine, or designate appropriate persons to determine, remedial actions to be taken in the event of a violation of the Code of Ethics and has full and discretionary authority to approve any amendment to or waiver from this Code of Ethics for senior officers. Any such amendment or waiver will be promptly disclosed as required by applicable law or regulation.

Potential Payments Upon Termination

The terms of the employment agreements with Mr. Bosselmann, Mr. Watson and Mr. Griffin provide that we pay certain severance benefits in the event that such executive officer is terminated by us other than for “cause” as that term is defined in each applicable agreement. Mr. Bosselmann and Mr. Griffin are also entitled to receive the severance benefits described herein upon a “change-in-control” as that term is defined in each applicable agreement.

The following table presents amounts payable to our current executive officers under the scenarios that the executives are terminated without cause, and assumes that the terminating events occurred on February 1, 2016.

Executive Officer	Base Salary		Bonus	Health Care Benefits/Other		Totals

Rainer H. Bosselmann	$450,000		$—	$39,968		$489,968	(1)
David H. Watson	100,000		—	8,823		108,823	(2)
William F. Griffin, Jr.	1,125,000	(3)	—	27,936	(3)	1,152,936
Daniel L. Martin	—		—	6,524	(4)	6,524

(1)         Amount represents the continuation of salary and benefits payments for twenty-four months.

(2)         Amount represents the continuation of salary and benefits payments for six months.

(3)         Amounts represent payments through the end of the amended term of the employment agreement (March 17, 2017).

(4)         Amount represents accrued vacation pay.

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to grants of plan-based awards to the Named Executive Officers (identified in the Summary Compensation Table above and while serving in such capacity) during the year ended January 31, 2016. In all cases, the grants presented in the table below represent non-qualified stock options awarded under our 2011 Stock Plan, and they represent the only plan-based awards involving our Common Stock made to these officers during the year. No stock awards have been made by us to any of the Named Executive Officers.

		Number of Shares of		Grant Date
	Grant	Common Stock	Exercise	Fair Value of
Name	Date (1)	Underlying the Award	Price/Share	Stock Option Awards(2)

Rainer H. Bosselmann	4/16/2015	50,000	$32.68	$445,000

(1)         The grant date represents the date on which the Board of Directors approved the stock option award. The options to purchase shares of our Common Stock become exercisable on the one-year anniversary of the grant date.

(2)         Amounts represent the aggregate award date fair values computed in accordance with GAAP and reflect the assumptions discussed in Note 16 — Stock-Based Compensation of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2016.

Stock Option Exercises Table

The following table presents certain information relating to the exercise of options to purchase shares of our Common Stock by Named Executive Officers during the year ended January 31, 2016.

	Number of Shares
	of Common Stock	Value Realized
Name	Acquired	upon Exercise (1)

Daniel L. Martin	30,000	$713,400

(1)         Amounts represent the aggregate fair market value of the Common Stock on the date of exercise less the purchase price paid by the executive officer.

Outstanding Equity Awards Table

The following table sets forth certain information concerning exercisable and unexercisable options to purchase shares of Common Stock that were held by our Named Executive Officers as of January 31, 2016.

	Number of Securities Underlying
	Unexercised Stock Options (1)		Exercise	Expiration
Name	Exercisable(2)	Unexercisable	Price/Share	Date

Rainer H. Bosselmann	10,000	—	$13.64	4/6/2020
	10,000	—	8.97	4/5/2021
	10,000	—	16.47	4/2/2022
	25,000	—	16.37	3/7/2023
	50,000	—	27.09	4/16/2024
	—	50,000	32.68	4/16/2025

William F. Griffin, Jr.	10,000	—	$18.87	12/18/2022

Daniel L. Martin	15,000	—	$16.47	4/2/2022
	15,000	—	15.66	4/3/2023

(1)         None of the stock options presented in this table have been repriced or otherwise materially modified. The 2011 Stock Plan does not permit repricing nor does it allow the cancellation of existing options in connection with the award of a new option.

(2)         Includes options exercisable within 60 days of January 31, 2016.

COMPLIANCE UNDER SECTION 16(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 and related regulations require that the Company’s directors, certain officers, and any persons holding more than 10% of our Common Stock (“Reporting Persons”) to report their initial ownership of our Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates have been established, and we are required to disclose any failure to file by these dates during the fiscal year ended January 31, 2016 in this Proxy Statement.

In making this disclosure, we have relied solely on our review of copies of Section 16(a) reports filed with the SEC and representations received by us from Reporting Persons, without any independent investigations.

Except for the following, we believe that each of the Reporting Persons timely filed Forms 3, 4 and 5 with the SEC during the fiscal year ended January 31, 2016. Mr. Griffin did not report that he was no longer a co-trustee of a specific trust, and thus he was no longer deemed to be the beneficial owner of shares of our Common Stock in the specific trust, until such event was reported on Form 4 filed May 6, 2016. Two of Mr. Martin’s Form 4s were filed on April 22 and November 11, 2015, approximately three months and one week beyond their respective due dates. Mr. Sherras’ Form 4 was filed on May 29, 2015, approximately one week beyond the due date.

STOCKHOLDER NOMINATIONS AND PROPOSALS; DEADLINE FOR SUBMISSION OF

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL STOCKHOLDERS MEETING

Our Certificate of Incorporation provides that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely for the 2017 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of the Company by March 18, 2017.  A stockholder’s notice to the Corporate Secretary must set forth, as to each matter the stockholder proposes to bring before the annual meeting, the information required by Article Thirteen and Fourteen of our Certificate of Incorporation.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Interested parties may communicate with the Board of Directors, or any of our individual Directors, about their concerns, questions or other matters by sending their communications to the Board of Directors, or to any individual Director, at the following mailing address in an envelope clearly marked “Shareholder Communication”:

Board of Directors

c/o Corporate Secretary

Argan, Inc.

One Church Street, Suite 201

Rockville, Maryland 20850

Our Corporate Secretary will forward such correspondence unopened to the Chairman of the Nominating/Corporate Governance Committee or, in the case of communications sent to an individual Director, to such Director.

Alternatively, you may send an electronic message to the Chairman, Nominating/Corporate Governance Committee at the following e-mail address, governance@arganinc.com.

OTHER BUSINESS

We know of no other matters to be submitted to the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone - Q UICK  EASY IMMEDI ATE - 24 Hours a Day, 7 Days a Week or by Mail Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 22, 2016. ARGAN, INC. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. PHONE – 1 (866) 894-0537 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY Please mark your votes like this UNLESS THE PROXY SPECIFIES THAT IT IS TO BE VOTED AS INDICATED OR IS AN ABSTENTION ON A LISTED MATTER, PROXIES WILL BE VOTED “FOR” THE ELECTION TO THE COMPANY’S BOARD OF DIRECTORS OF EACH OF THE NINE NOMINEES, AND “FOR” PROPOSALS 2, 3 AND 4. FOR AGAINST ABSTAIN 1. The election of nine directors to our Board of Directors, each to serve until our 2017 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal. 2. The approval of the 2016 Executive Performance Plan for William F. Griffin, Jr. FOR all Nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) 3. The ratification of the appointment of Grant Thornton LLP as our independent registered public accountants for the fiscal year ending January 31, 2017. FOR AGAINST ABSTAIN (01) Rainer H. Bosselmann (02) Henry A. Crumpton (03) Cynthia A. Flanders (04) Peter W. Getsinger (05) William F. Griffin, Jr. (06) William F. Leimkuhler (07) W.G. Champion Mitchell (08) James W. Quinn (09) Brian R. Sherras 4. The non-binding advisory approval of our executive compensation (the “say-on-pay” vote). FOR AGAINST ABSTAIN 5. The transaction of any other business that may properly come before the 2016 Annual Meeting of Stockholders or any adjournment or postponement of the meeting. COMPANY ID: (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) PROXY NUMBER: ACCOUNT NUMBER: Signature Signature Date , 2016. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attor ney, executor, administrator, tr ustee, guardian, or cor porate off icer, please give title as such. X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held June 23, 2016. The Proxy Statement and the 2016 Annual Report to Stockholders are available at http://www.cstproxy.com/arganinc/2016  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY Argan, Inc. One Church Street, Suite 201 Rockville, Maryland 20850 June 23, 2016 The accompanying proxy is solicited on behalf of the Board of Directors of Argan, Inc., a Delaware corporation (referred to herein as “Argan” or the “Company”), for use at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 23, 2016 at 11:00 a.m., local time, at the Cambria Hotel and Suites, located at 1 Helen Heneghan Way, Rockville, Maryland 20850. The Proxy Statement and this accompanying proxy card are being mailed starting on or about May 12, 2016 to Stockholders of record on April 25, 2016. Our Annual Report on Form 10-K for the fiscal year ended January 31, 2016 is enclosed with the Proxy Statement. At the Annual Meeting, Stockholders will be asked to consider and to vote upon four proposals: (1) the election of nine directors to serve until the 2017 Annual Meeting of Stockholders, (2) the approval of the 2016 Executive Performance Plan for William F. Griffin, Jr., (3) the ratification of the appointment of the Company’s independent registered public accountants, and (4) the non-binding advisory approval of our executive compensation. If a proxy is properly executed and returned to the Company via either the Internet, telephone or mail in time for the Annual Meeting and is not revoked prior to the time it is exercised, the shares represented by the proxy will be voted in accordance with the directions specified therein for the matters listed on the proxy card. Unless the proxy specifies that it is to be voted as indicated or is an abstention on a listed matter, proxies will be voted “FOR” the election to the Company’s Board of Directors of each of the nine nominees, and “FOR” proposals 2, 3 and 4 as set forth on the reverse side and otherwise in the discretion of the proxy holders as to any other matter that may come before the Annual Meeting. (Continued, and to be marked, dated and signed, on the other side)